REVOLVING CREDIT AND SECURITY AGREEMENT

among

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND,

as Borrower

THE CONDUIT LENDERS PARTIES HERETO,

THE SECONDARY LENDERS PARTIES HERETO,

THE DIRECT LENDERS PARTY HERETO,

and

CITIBANK, N.A.,

as Program Agent

Dated as of August 20, 2010

[Type VII-C]

i

SECTION 2.15.	Payments	40

SECTION 2.16.	Ratable Payments	41

SECTION 2.17.	Borrower’s Obligations Absolute	41

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01.	Conditions Precedent to the Effectiveness of this Agreement	42

SECTION 3.02.	Conditions Precedent to All Advances	43

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	Representations and Warranties of the Borrower	44

ARTICLE V
COVENANTS
SECTION 5.01.	Affirmative Covenants of the Borrower	47

SECTION 5.02.	Negative Covenants of the Borrower	52

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.	Events of Default	54

ARTICLE VII
PLEDGE OF PLEDGED COLLATERAL;
RIGHTS OF THE PROGRAM AGENT

SECTION 7.01.	Security Interests	57

SECTION 7.02.	Substitution of Collateral and Release of Security Interest	59

SECTION 7.03.	Application of Proceeds	59

SECTION 7.04.	Rights and Remedies upon Event of Default	60

SECTION 7.05.	Remedies Cumulative	61

SECTION 7.06.	Enforcement Of Remedies Under the Custodial Agreement and the Loan Documents	61

SECTION 9.18.	Limitation of Liability	77

SECTION 9.19.	USA PATRIOT Act Notice	77

SCHEDULES

Schedule I	Form of Investor Report
Schedule II	Payment Accounts
Schedule III	List of Advance Rates
Schedule IV	Industry Classifications

EXHIBITS

EXHIBIT A	Form of Advance Note
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Direct Lender Assignment and Acceptance
EXHIBIT E	Form of Notice of Conversion or Continuation

REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of August 20, 2010 among CIESCO, LLC, CITIBANK, N.A. and the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, STATE STREET BANK AND TRUST COMPANY and the other Direct Lenders (as hereinafter defined) from time to time parties hereto, CITIBANK, N.A., as program agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Program Agent”) and INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND (together with its permitted successors and assigns, the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Conduit Lenders (as hereinafter defined), the Direct Lenders and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Conduit Lenders, the Direct Lenders and the Secondary Lenders are willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

The following terms are used herein as defined in the New York UCC (if any term is defined in Article 9 of the New York UCC and in another article of the New York UCC, the term as used herein shall be as defined in Article 9 of the New York UCC): Account, Certificated Security, Chattel Paper, Deposit Account, Document, Financial Asset, General Intangible, Goods, Instrument, Investment Property, Letter-of-Credit Right, Money, Security Entitlement, and Uncertificated Security.

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of a Conduit Lender that are the subject of this Agreement, the Asset Purchase Agreements or any other Program Document with all or any portion of the assets and liabilities of Citibank, as Secondary Lender, or the Program Agent or any of their affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation (including any change in interpretation by independent accountants or regulators with direct application to financial statements of regulatory financial reports of Citibank, as

Secondary Lender, or the Program Agent or any of their Affiliates) or release, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of Citibank, as Secondary Lender, or the Program Agent or any of their affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date.

“Adjusted Asset Value” means in respect of any Borrowing Base Eligible Asset an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset, and (ii) the applicable Advance Rate for such Borrowing Base Eligible Asset.

“Advance” means each advance by a Conduit Lender, a Direct Lender or a Secondary Lender to the Borrower on a Borrowing Date pursuant to Article II; provided, that if any Conduit Lender assigns a portion of any Advance made by it to a Lender pursuant to an Asset Purchase Agreement or otherwise or any Secondary Lender or Direct Lender assigns a portion of any outstanding Advance made by it pursuant to an Assignment and Acceptance or Direct Lender Assignment and Acceptance and in accordance with and subject to Section 9.06(b) or (c), as the case may be, the portion of such Advance retained by such Conduit Lender, Direct Lender or Secondary Lender, as the case may be, and the portion of such Advance acquired by such assignee shall each be deemed to constitute a separate Advance for purposes of this Agreement.

“Advance Note” means each promissory note, if any, issued by the Borrower to a Conduit Lender, a Direct Lender or a Secondary Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Advance Rate” means in respect of any Asset, the percentage corresponding to such Asset or the ratings category for such Asset set forth on Schedule III hereto.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties in favor of any other Person, other than Permitted Liens.

“Adviser” means Invesco Advisers, Inc., together with its permitted successors and assigns.

“Adviser Material Adverse Effect” means (i) a material adverse effect on the ability of the Adviser to perform its obligations under the Letter Agreement, (ii) a material adverse effect on the validity or enforceability of the Letter Agreement, or (iii) a material adverse effect on the business, financial condition, operations, Assets or properties of the Adviser.

“Advisory Agreement” means the Master Investment Advisory Agreement dated as of June 1, 2010 between the Adviser and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under this Agreement.

“Affected Person” means each Lender, each Direct Lender, each Secondary Lender, or any other entity which enters into a commitment to make or purchase Advances or any interest therein, or to provide any liquidity or credit enhancement to a Conduit Lender, and any of their respective Affiliates, including any assignee or participant of any Lender, Direct Lender or Secondary Lender

“Affiliate” means, in respect of a referenced Person, another Person controlling, controlled by or under common control with such referenced Person (which in the case of any Conduit Lender and the Program Agent shall also include any entity which is a special purpose entity that issues commercial paper notes and has a relationship to the Program Agent comparable to that of such Conduit Lender). The terms “control,” “controlling,” “controlled” and the like mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid Dollar amount of all outstanding Custodian’s Overdraft Advances of cash, (ii) the aggregate Value of all Custodian’s Overdraft Advances of assets (other than cash) to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

“Agreement” means this Agreement, as the same may from time to time be amended, supplemented, waived or modified.

“Alternate Base Rate” means in respect of any Advance for any Settlement Period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of the Applicable Margin plus the applicable Base Rate for such Advance.

“Applicable Law” means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

“Applicable Margin” means 3.25% per annum; provided, however, that during the continuance of any Event of Default the “Applicable Margin” shall mean 4.50% per annum.

“Approved Pricing Service” means, in respect of any Borrowing Base Eligible Asset, any of the following pricing services: Bloomberg, Bridge Information Services, Data Resources Inc., FT Interactive Data Services, International Securities Market Association, Loan Pricing Corp., Markit Partners, PricingDirect, Interactive Data Corporation (IDC), Merrill Lynch Securities Pricing Service, Muller Data Corp., Reuters, Standard & Poor’s Securities Evaluations or Telerate.

“Asset Coverage Determination Date” shall have the meaning assigned to such term in Section 2.05(c).

“Asset Coverage Test” means, as of any Business Day, the Borrower’s “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company

Act) have “asset coverage” (as defined in Section 18(h) of the Investment Company Act) of at least 300% (computed on such Business Day regardless of whether or not dividends or distributions are being made on such Business Day, or whether Debt is being incurred on such Business Day).

“Asset Purchase Agreement” means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement.

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Asset Value” means, as of any day of determination (a) in respect of Cash, the amount of such Cash, (b) in respect of any Credit Default Swap, the CDS Asset Value of such Credit Default Swap, and (c) in respect of any other Asset, (I) in connection with a determination of Asset Value solely for purposes of calculating the Borrowing Base, the lower of (x) the price provided by an Approved Pricing Service or if no such price has been so provided, the lower of the prices provided by two independent recognized pricing sources selected by the Adviser (one of which must be in writing), and (y) the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the rules, regulations and interpretations of the SEC under the Investment Company Act, and (II) in connection with a determination of Asset Value for any other purpose, the lower of (x) the price provided by an Approved Pricing Service or if no such price has been so provided or if on such day the Adviser reasonably determines that the price provided by an Approved Pricing Service does not accurately reflect the actual market price of such Asset on such day of determination, the mid-point price provided by an independent recognized pricing source selected by the Adviser which the Adviser in good faith believes to be the most accurate representation of the actual market price of such Asset on such day, and (y) the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that the Asset Value of any Asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price therefor; provided, further, that the Asset Value of any Borrowing Base Eligible Asset shall be zero if the Value of such Asset is not determined as expressly set forth above; provided, further, that in connection with a determination of the Asset Value of any Assets of a Person, the Asset Value of any Assets which constitute collateral in connection with a Credit Default Swap shall be included only in either the Asset Value of the related Credit Default Swap or the Asset Value of such Asset by itself, but not both.

“Assignee Rate” means in respect of any Advance by a Secondary Lender or acquired by a Lender (other than a Conduit Lender) for any Settlement Period an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Settlement Period; provided, however, that in case of:

(i) any Settlement Period on or prior to the first day of which the applicable Lender (other than a Conduit Lender) or the applicable Secondary Lender shall have notified the Program Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or such Secondary Lender to fund such Advance at the Assignee Rate set forth above (and such Lender or such Secondary Lender shall not have subsequently notified the Program Agent that such circumstances no longer exist),

(ii) any Settlement Period of one to (and including) 27 days,

(iii) any Settlement Period as to which the Program Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that such Advance will not be funded by a Conduit Lender, or

(iv) any Settlement Period for which the aggregate principal amount of all outstanding Advances is less than $1,000,000,

solely with respect to the affected Lender’s or Secondary Lender’s pro rata share of such Advances in the case of clause (i) above, but with respect to the aggregate principal amount of such Advance in the case of clauses (ii) through (iv) above, the “Assignee Rate” for such Settlement Period shall be an interest rate per annum equal to the applicable Alternate Base Rate in effect on the first day of such Settlement Period.

“Assignment and Acceptance” means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible Assignee, the Program Agent and, if required by the terms of Section 9.06(b), the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority (successor to the National Association of Securities Dealers, Inc.), the stock exchanges and the SEC), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign, having the force of law.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended.

“Base Rate” means (i) in respect of any Advance other than any Advance made by a Direct Lender or any Borrower Obligation other than any Borrower Obligation owed to a Direct Lender, the rate of interest from time to time announced publicly by Citibank, as Secondary Lender, at its Principal Office as its base rate, and (ii) in respect of any Advance made by a Direct Lender or any Borrower Obligation owed to a Direct Lender, the rate of interest from time to time announced publicly by State Street at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank or the applicable Direct Lender, as the case may be.

“Benefit Arrangement” means an employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to the provisions of Title I of ERISA and is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Bloomberg Page BBAM” means the display designated as page “BBAM” on the screens maintained by Bloomberg, L.P. (or on any successor or substitute page of Bloomberg, L.P., or any successor to or substitute for Bloomberg, L.P., providing rate quotations comparable to those currently provided on such page of Bloomberg, L.P., as determined by the applicable Direct Lender from time to time for purposes of providing quotations of interest rates).

“Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.

“Borrower” shall have the meaning assigned to such term in the introduction to this Agreement.

“Borrower Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement, the Advance Notes, the Letter Agreement, the Control Agreement, the Fee Letters or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.12, 2.13, 2.14, 7.04(b), 9.03 and 9.04 of this Agreement.

“Borrower’s Account” means the account of the Borrower designated on Schedule II hereto, or such other account as the Borrower shall from time to time designate in writing to other parties hereto.

“Borrowing Base” means on the date any determination thereof is made, an amount equal to (i) the aggregate Adjusted Asset Value of all Eligible Collateral as of such date of determination minus (ii) the Borrowing Base Excess Amount as of such date of determination.

“Borrowing Base Determination Date” shall have the meaning assigned to such term in Section 2.05(b).

“Borrowing Base Eligible Asset” means Cash, any Eligible Debt Security, any Eligible Commercial Paper Note, any Eligible Credit Default Swap and any Eligible Government Security which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; provided, that such Asset does not constitute (i) a Derivatives Transaction (other than Eligible Credit Default Swaps), Margin Stock, an Equity Security, a Non-OECD Asset, a Citigroup Asset, a Distressed Asset (other than an Eligible DIP Asset), or a Foreign Currency Asset (other than an Eligible Foreign Currency Asset), (ii) an Asset which is the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or other Derivatives Transaction (other than Derivatives Transactions entered into solely to protect against interest rate risk which have not been entered into for speculative purposes), including, without limitation, any cash or other Asset maintained in a segregated account with the Custodian relating to any outstanding reverse repurchase agreement or Credit

Default Swap entered into by the Borrower; or (iii) an Asset held by a sub-custodian of the Custodian which is not located in the United States.

“Borrowing Base Excess Amount” means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:

(i) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by any Person (together with all Affiliates of such Person) other than the five (5) Persons that have issued or Guaranteed the highest amounts of the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and U.S. Government Securities)(collectively, the “Largest Issuers”), exceeds three percent (3%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by any Largest Issuer (together with all Affiliates of such Largest Issuer) exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral issued or Guaranteed by Persons in a single Industry Class, exceeds fifteen percent (15%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(iv) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Assets exceeds forty percent (40%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(v) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Foreign Assets relating to Obligors in any single OECD Country (other than the United States) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vi) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Foreign Currency Assets exceeds forty percent (40%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(vii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Bond Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(viii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets which constitute participation interests purchased or otherwise acquired from any Selling Institution (together with all Affiliates of such Selling Institution), exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(ix) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets which have a scheduled final maturity date later than the eighth (8th) anniversary of the Origination Date of such Loan Assets, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(x) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which is, or in respect of a Loan Asset the Obligor of which is, rated “Caa1” by Moody’s or “CCC+” by S&P, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xi) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets which are not rated by either S&P or Moody’s exceeds twenty-five percent (25%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitute Eligible Second Lien Loan Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xiii) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Eligible DIP Assets exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xiv) the amount by which the aggregate notional amount of all Eligible Collateral which constitutes Credit Default Swaps entered into by the Borrower with an Eligible Swap Counterparty exceeds twenty-five percent (25%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xv) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which constitutes Loan Assets in respect of which the interest payable on the principal amount thereof is not calculated by reference to a Floating Rate, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral; and

(xvi) the aggregate maximum commitments of the Borrower to fund future advances or extensions of credit under the Loan Documents relating to the Pledged Collateral.

“Borrowing Base Test” means as of any Business Day, that the Borrowing Base shall be equal to or greater than Credits Outstanding.

“Borrowing Date” shall have the meaning assigned to such term in Section 2.02.

“Business Day” means any day on which (i) banks are not authorized or required to close in New York, New York and the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of “Business Day” is utilized in connection with a Eurodollar Rate Advance or a Direct Lender Eurodollar Rate Advance, dealings are carried out in the London interbank market.

“Cash” means a demand deposit of United States Dollars immediately available on the day in question in an account maintained by the Custodian.

“CDS Asset Value” means with respect to any Credit Default Swap as of any date of determination, an amount equal to the sum of (x) the notional amount of such Credit Default Swap as of such date of determination, plus (y) the fair market value of such Credit Default Swap as of such date of determination, as such fair market value is required to be computed by the Borrower in accordance with its Prospectus and the rules, regulations and interpretations of the SEC under the Investment Company Act; provided, that for the avoidance of doubt, the fair market value of a Credit Default Swap as computed in accordance with clause (y) above may be a negative number.

“CIESCO” means CIESCO, LLC, together with its successors and assigns that constitute special purpose entities managed by Citibank, N.A. that issue commercial paper notes.

“Citibank” means Citibank, N.A. and its successors.

“Citigroup Asset” means an Asset for which Citigroup Inc. or any Affiliate of Citigroup Inc. is the issuer or guarantor.

“Class A Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations which obligations are rated as of such date of determination no less than “BBB- “ from S&P and “Baa3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BBB-” from S&P or “Baa3” from Moody’s.

“Class A CDS” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies a single asset as its reference obligation, which asset would be a Class A Bond Asset if it were owned by the Borrower.

“Class A Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) is not a Distressed Asset, and (iii) has an Asset Value which is at least ninety percent (90%) of its par value as of such date of determination.

“Class B Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations (i) that are not Class A Bond Assets and (ii) which obligations are rated as of such date of determination no less than “BB-” from S&P and “Ba3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “BB-” from S&P or “Ba3” from Moody’s.

“Class B CDS” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies a single asset as its reference obligation, which asset would be a Class B Bond Asset if it were owned by the Borrower.

“Class B Loan Asset” means as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Loan Asset, (ii) is not a Distressed Asset, and (iii) has an Asset Value which is less than ninety percent (90%) of its par value but greater than or equal to thirty-seven and one-half percent (37.5%) of its par value as of such date of determination.

“Class C Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations (i) that are not Class A Bond Assets or Class B Bond Assets and (ii) which obligations are rated as of such date of determination no less than “B-” from S&P and “B3” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “B-” from S&P or “B3” from Moody’s.

“Class C CDS” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies a single asset as its reference obligation, which asset would be a Class C Bond Asset if it were owned by the Borrower.

“Class D Bond Assets” means, as of any date of determination, all Borrowing Base Eligible Assets which constitute Eligible Bond Assets and which are related to corporate bond obligations (i) that are not Class A Bond Assets, Class B Bond Assets or Class C Bond Assets and (ii) which obligations are rated as of such date of determination no less than “CCC+” from S&P and “Caa1” from Moody’s, or which, if rated only by S&P or Moody’s, shall be rated no less than “CCC+” from S&P or “Caa1” from Moody’s.

“Class D CDS” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies a single asset as its reference obligation, which asset would be a Class D Bond Asset if it were owned by the Borrower.

“Closing Date” means the first date on which the conditions precedent specified in Section 3.01 shall have been fully satisfied.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral Account” means a collective reference to account number 00298950, ABA Number 011-000-028 and account number JL2X, ABA Number 011-000-028, each established at State Street Bank and Trust Company entitled “Citibank as Secured Party-Invesco Van Kampen Dynamic Credit Opportunities Fund”.

“Commitment Fee” shall have the meaning assigned to such term in the Fee Letters.

“Commitment Fee Percentage” shall have the meaning assigned to such term in the Fee Letters.

“Compliance Certification Date” shall have the meaning assigned to such term in Section 2.05(b).

“Conduit Lender” means CIESCO, together with its successors and assigns.

“Conduit Lender Related Commitment” means the aggregate outstanding principal amount of Advances which can be funded by the Conduit Lender, which is $210,000,000 in the aggregate, as such amount may be reduced pursuant to Section 2.11. References to the unused portion of the Conduit Lender Related Commitment shall mean at any time the Conduit Lender Related Commitment then in effect, minus the aggregate outstanding principal amount of the Advances funded by the Conduit Lender or any Lender or Secondary Lender.

“Control Agreement” means the Control and Collateral Agency Agreement, dated as of the date hereof among the Borrower, the Program Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

“CP Rate” for each day during a Settlement Period for any Advance means to the extent a Conduit Lender funds such Advance on such day, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by such Conduit Lender that are allocated, in whole or in part, by the Program Agent (on behalf of such Conduit Lender ) to fund the making or maintenance of such Advance on such day during such Settlement Period as determined by the Program Agent (on behalf of such Conduit Lender) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such commercial paper notes, to the extent such commissions are allocated, in whole or in part, to such commercial paper notes by the Program Agent on behalf of the Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such day the Program Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that for each day during the continuance of any Event of Default the “CP Rate” shall mean the CP Rate as computed above plus 4.50% per annum.

“Credit Default Swap” means any credit derivatives transaction pursuant to which the parties thereto exchange or make payments (including, without limitation, physical settlements) at specified dates on the basis of a specified notional amount, with such payments calculated by reference to and triggered by defaults with respect to specified securities, indexes, reference rates, currencies or other instruments.

“Credits Outstanding” means at any time a determination thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, plus (ii) the Yield that would accrue on the aggregate outstanding principal amount of the Advances through the sixty (60) day period following such date of determination, computed by reference to the Assignee Rate based upon the applicable Eurodollar Rates for a thirty (30) day period in effect as of the time of determination, plus (iii) all fees that would accrue under the Fee Letters through the sixty (60) day period following such date of computation, computed as if the outstanding principal amount of the Advances on each day during such period was equal to the Total Commitment; provided, however, for purposes of computing the Liquidity Fee and the Commitment Fee pursuant to this clause (iii), each of the Liquidity Fee Percentage and the Commitment Fee Percentage shall be deemed to be 0.25%, plus (iv) the Aggregate Custodian’s Advance Amount, plus (v) the amount of any judgment or the amount of any taxes that give rise to a Permitted Lien on any Assets of the Borrower, of which a Responsible Officer or any employee or officer of the Borrower or the Adviser which is responsible for or significantly involved in the administration or monitoring of the transactions contemplated by this Agreement has actual knowledge, plus (vi) the aggregate notional amount of all Credit Default Swaps of the Borrower.

“Custodial Agreement” means the Amended and Restated Master Custodian Contract dated as of June 1, 2010 between the Borrower and the Custodian, as the same may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

“Custodian” means State Street Bank and Trust Company, as custodian, securities intermediary and collateral agent under the Custodial Agreement and the Control Agreement, and its permitted successors and assigns.

“Custodian’s Overdraft Advances” means any advance of cash, assets or securities by the Custodian pursuant to or in connection with the Custodial Agreement.

“Debt” means with respect to any Person, at any date, without duplication, (i) all “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including without limitation, all obligations of such Person which are evidenced by letters of credit or letter of credit reimbursement, (iii) all obligations of such Person evidenced by bonds, debentures, notes, acceptances or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales), (viii) all Debt of others Guaranteed by such Person, and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person’s balance sheet.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lenders” means (i) any Secondary Lender that (a) defaults in its obligation to make any Advance pursuant to Section 2.02, or (b) in its capacity as a purchaser under the Asset Purchase Agreement, defaults in its obligation to purchase any interest in any Advance under the Asset Purchase Agreement, and (ii) any Direct Lender that defaults in its obligation to make any Advance pursuant to Section 2.02.

“Derivatives Transaction” means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

“DIP Asset” means any Loan Asset (i) the Obligor of which has filed a petition for bankruptcy pursuant to Chapter 11 of the Bankruptcy Code and is the subject of a bankruptcy proceeding under Chapter 11 of the Bankruptcy Code, and (ii) pursuant to such proceeding, (x) such Obligor has retained possession of its assets, and is authorized under the Bankruptcy Code to continue the operation of its business as debtor-in-possession, and (y) the applicable United States Bankruptcy Court has entered an order authorizing the Obligor to secure post-petition financing, comprised in whole or in part by such Loan Asset, and evidenced by the related Loan Documents, which order remains in full force and effect and has not been vacated, modified, amended, reversed, overturned or stayed in any material respect.

“Direct Lender Alternate Base Rate” means in respect of any Advance made by a Direct Lender for any Settlement Period (i) to the extent no outstanding Advances are made by a Secondary Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the applicable Base Rate for such Advance; provided, that during the continuance of an Event of Default, the Direct Lender Alternate Base Rate shall be equal to the applicable Base Rate for such Advance plus 4.50%, and (ii) to the extent there are any outstanding Advances made by a Secondary Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of the Direct Lender Applicable Margin plus the applicable Base Rate for such Advance.

“Direct Lender Alternate Base Rate Advance” means an Advance by a Direct Lender, the Yield on which is computed with reference to the Direct Lender Alternate Base Rate.

“Direct Lender Applicable Margin” means 3.25% per annum; provided, however, that during the continuance of any Event of Default the “Direct Lender Applicable Margin” shall mean 4.50% per annum.

“Direct Lender Assignment and Acceptance” means the Direct Lender Assignment and Acceptance, in substantially the form of Exhibit D hereto, entered into by a Direct Lender, an Eligible Assignee, the Program Agent and, if required by the terms of

Section 9.06(c), the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement.

“Direct Lender Commitment” means (i) in the aggregate, the outstanding principal amount of Advances which a Direct Lender is committed to fund under this Agreement, which is $140,000,000 in the aggregate, as such amount may be reduced pursuant to Section 2.11, and (ii) with respect to (a) each Direct Lender party to this Agreement on the Closing Date, the amount set forth on the signature page to this Agreement in respect of such Direct Lender, or (b) a Direct Lender that has become party to this Agreement pursuant to a Direct Lender Assignment and Acceptance, the amount set forth therein as such Direct Lender’s “Direct Lender Commitment”, in each case as such amount may be adjusted by any assignments by or to such Direct Lender in accordance with and subject to Section 9.06(c), and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Direct Lender’s Direct Lender Commitment with respect to the reduction of the portion of the Total Commitment attributed to the Direct Lender Commitment. References to the unused portion of the Direct Lender Commitment shall mean at any time the Direct Lender Commitment then in effect, minus the aggregate outstanding principal amount of the Advances funded by any Direct Lender.

“Direct Lender Eurodollar Rate” means (i) in respect of any Advance made by any Direct Lender for any Settlement Period of one week, one month, two months or three months, an interest rate per annum determined by such Direct Lender to be equal to the quotient (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (y) (i) the rate of interest for deposits in Dollars for a period equal to the number of days in such Settlement Period which appears on Bloomberg Page BBAM at approximately 9:30 A.M., London time, on the day that is two (2) Business Days prior to the first day of such Settlement Period, or (ii) if such rate does not appear on Bloomberg Page BBAM at such time, the rate per annum at which deposits in Dollars are offered by such Direct Lender in immediately available funds at its Eurodollar Lending Office in an amount comparable to the principal amount of such Advance for a period equal to such Settlement Period at approximately 10:00 A.M., New York City time, on the date two (2) Business Days before the first day of such Settlement Period, divided by (z) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage; and (ii) in respect of any Advance made by any Direct Lender for any Settlement Period of one day, a rate equal to the Overnight Rate.

“Direct Lender Eurodollar Rate Advance” means an Advance made by any Direct Lender the Yield on which is computed with reference to the Direct Lender Rate.

“Direct Lender Rate” means in respect of any Advance by a Direct Lender for any Settlement Period (i) to the extent no outstanding Advances are made by a Secondary Lender, an interest rate per annum equal to the Direct Lender Eurodollar Rate for such Settlement Period; provided, that during the continuance of an Event of Default, the Direct Lender Rate shall be equal to the Direct Lender Eurodollar Rate for such Settlement Period plus 4.50%, and (ii) to the extent there are outstanding Advances made by a Secondary Lender, the sum of the Direct Lender Applicable Margin plus the Direct Lender Eurodollar Rate for such Settlement Period.

“Direct Lender’s Account” means in respect of any Direct Lender, the account designated on Schedule II hereto, or such other account of such Direct Lender as it shall from time to time designate in writing to other parties hereto.

“Direct Lenders” means State Street and each Eligible Assignee that becomes party to this Agreement pursuant to and in accordance with the requirements of Section 9.06(c).

“Distressed Asset” means an Asset (i) which is, or the Obligor of which is, the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (ii) which is in default (unless cured or waived) beyond the applicable grace periods, if any, as to payment of principal or interest or other amount owing under the instruments or agreements under which they were issued or otherwise evidenced, including the applicable Loan Documents with respect to a Loan Asset; provided, however, that if such Asset is past due as to the payment of principal or interest or otherwise for a period of time equal to or greater than forty-five (45) consecutive days, such Asset shall be deemed to constitute a Distressed Asset regardless of whether or not the applicable grace period in respect of such Asset has expired, (iii) which has an Asset Value which is less than thirty-seven and one-half percent (37.5%) of its par value, (iv) which is otherwise classified by the Adviser or the Borrower as “non-performing”, (v) which is rated “Caa2” or lower by Moody’s or “CCC” or lower by S&P or which, if unrated, are in the reasonable judgment of the Adviser, of equivalent credit quality, or (vi) which is otherwise classified by the Adviser or the Borrower as a “Distressed Asset”.

“Dollars” and “$” mean lawful money of the United States of America.

“Eligible Assignee” means Citibank, State Street, any of their respective Affiliates, any Person managed by State Street, Citibank, or any of their respective Affiliates, or any financial or other institution acceptable to the Program Agent.

“Eligible Bond Assets” means, as of any date of determination, a Bond Asset (i) which is part of an issuance of corporate debt securities with an aggregate outstanding principal amount on the original issuance date of such Bond Asset which is at least equal to $75,000,000, and (ii) which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related original issuance date.

“Eligible CDX” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies as its reference obligation an index comprised, at origination, of one hundred (100) equally weighted Credit Default Swaps (a) each of which specifies a single asset as its reference obligation, which asset would constitute a Bond Asset if it were owned by the Borrower, and (b) at least ninety (90) of which specify single assets as their reference obligations, which assets would constitute Class A Bond Assets, Class B Bond Assets, Class C Bond Assets or Class D Bond Assets, as the case may be, if they were owned by the Borrower unless consented to in writing by the Program Agent and the Direct Lenders.

“Eligible Collateral” means at any time the Pledged Collateral which constitutes Borrowing Base Eligible Assets.

“Eligible Commercial Paper Note” means a promissory note issued in the commercial paper market by an obligor having its principal office in the United States, having a maturity of not more than 270 days and which (i) if rated by both S&P and Moody’s is rated at least “A-1” by S&P and at least “P-1” by Moody’s, and (ii) if rated by S&P or Moody’s (but not both), is rated at least “A-1” by S&P or at least “P-1” by Moody’s.

“Eligible Credit Default Swaps” means Class A CDS, Class B CDS, Class C CDS, Class D CDS, Eligible CDX and Eligible LCDX.

“Eligible Debt Securities” means Eligible Loan Assets, Eligible Second Lien Loan Assets, Eligible Bond Assets and Eligible DIP Assets.

“Eligible DIP Asset” means any DIP Asset which (i) is an Eligible Loan Asset, and (ii) would be a Borrowing Base Eligible Asset but for the Obligor of such DIP Asset being the subject of a bankruptcy proceeding as described in clause (i) of the definition of “Distressed Asset”.

“Eligible Foreign Currency” means each of Euros, Sterling and Yen.

“Eligible Foreign Currency Asset” means an Asset (i) which is denominated or payable in an Eligible Foreign Currency, and (ii) with respect to which any currency risk is sufficiently hedged, in the reasonable opinion of the Program Agent and the Adviser.

“Eligible Government Securities” means all “Government Securities” (as defined in the Investment Company Act and which for the purposes hereof shall include any securities issued or guaranteed as to principal and interest by an agency of the government of the United States) held in an account maintained by the Custodian, which mature in five (5) years or less from the date of issuance thereof.

“Eligible LCDX” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Credit Default Swap, (ii) has been entered into with an Eligible Swap Counterparty, (iii) is governed by an ISDA Master Agreement, and (iv) specifies as its reference obligation an index comprised, at origination, of one hundred (100) equally weighted Credit Default Swaps (a) each of which specifies a single Loan Asset as its reference obligation, and (b) at least ninety (90) of which specify single Loan Assets as their reference obligations, which Loan Assets would be Eligible Loan Assets if they were owned by the Borrower unless consented to in writing by the Program Agent and the Direct Lenders.

“Eligible Loan Asset” as of any date of determination means a Loan Asset:

(i) with respect to which the interest payable on the principal amount thereof by the related Obligor is payable in cash;

(ii) in respect of which the Borrower’s interest is not a subparticipation;

(iii) which has a scheduled final maturity date no later than the tenth (10th) anniversary after the related Origination Date;

(iv) which is part of a first lien senior secured credit facility, with respect to which such Loan Asset is not by its terms subordinated (pursuant to contractual provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related Obligor;

(v) which is part of a syndicated credit facility where the sum of the aggregate revolving loan commitment amount plus the aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset is at least equal to $75,000,000;

(vi) which relates to Loan Documents in which the Borrower’s interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than thirty-three and one-third percent (33.33%);

(vii) in respect of which the related Loan Documents are not subject to any confidentiality arrangement which would preclude the Program Agent from reviewing such Loan Documents;

(viii) in which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is no less than pro rata and pari passu with all other lenders thereunder or participants therein, as the case may be;

(ix) in respect of which the credit rating of the related Transaction Agent or its controlling Affiliate is no less than “A-” from S&P or “A3” from Moody’s;

(x) in respect of which, if the Borrower’s interest therein is that of a participant, the credit rating of the related Selling Institution is no less than “A-” from S&P and “A3” from Moody’s;

(xi) the pledge of which under Article VII of this Agreement, would not conflict with or constitute a default under or be prohibited by any anti-assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by applicable law;

(xii) which does not constitute a Non-OECD Asset;

(xiii) which is denominated and payable in Dollars, or an Eligible Foreign Currency; and

(xiv) which relates to Loan Documents in full force and effect which are legal, valid and binding obligations of the parties purported to be bound thereby, enforceable against such parties in accordance with their respective terms.

“Eligible Second Lien Loan Asset” means, as of any date of determination, a Borrowing Base Eligible Asset which (i) is a Second Lien Loan Asset, and (ii) is not a Distressed Asset.

“Eligible Swap Counterparty” means a counterparty to any Credit Default Swap entered into by the Borrower which has a credit rating no less than “A-” from S&P or “A3” from Moody’s.

“E-Mail Report” shall have the meaning assigned to such term in Section 9.15.

“Equity Securities” means common and preferred stock, warrants, membership interests or partnership interests and securities that are convertible into common or preferred stock, membership interests or partnership interests, including without limitation common stock purchase warrants and rights, equity interests in trusts, partnerships, limited liability companies, joint ventures or similar enterprises.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (n) of the Code.

“Eurocurrency Liabilities” shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Additional Yield” means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate or the Direct Lender Rate, as the case may be, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate or the Direct Lender Eurodollar Rate, as the case may be, for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate or the Direct Lender Eurodollar Rate, as the case may be, referred to in clause (i) above by that percentage equal to one-hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the applicable Lender (other than a Conduit Lender) or Secondary Lender or the Eurodollar Rate Reserve Percentage of the applicable Direct Lender, as the case may be, for such Settlement Period.

“Eurodollar Rate” means, in respect of any Advance funded or maintained by a Lender (other than a Conduit Lender) or a Secondary Lender for any Settlement Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period equal to such Settlement Period.

“Eurodollar Rate Advance” means an Advance made or maintained by a Lender (other than a Conduit Lender) or a Secondary Lender the Yield on which is computed with reference to the Eurodollar Rate.

“Eurodollar Rate Reserve Percentage” for any Settlement Period for any Eurodollar Rate Advance or Direct Lender Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for any applicable Lender (other than a Conduit Lender), Secondary Lender or Direct Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

“Euros” means the lawful currency of the Member States of the European Union that adopt the single currency introduced in accordance with the Treaty Establishing the European Community, as amended.

“Event of Default” means any of the events, acts or occurrences set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Facility” shall have the meaning assigned to such term in Section 9.09.

“Federal Funds Rate” means, for any day, a fluctuating rate per annum equal to the rate appearing on Bloomberg Page BBAM as of 9:30 a.m. (Boston, Massachusetts time) as the “Federal Funds Ask Rate” or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by a Direct Lender from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by such Direct Lender at approximately 9:30 a.m. (Boston, Massachusetts time) on such date from a Federal funds broker of recognized standing selected by such Direct Lender in its sole discretion on overnight Federal funds transactions.

“Fee Letters” means collectively (i) that certain letter agreement dated the date hereof between the Borrower and the Program Agent, as the same may from time to time be amended, supplemented, waived or modified, and (ii) that certain letter agreement dated the date hereof between the Borrower and the Direct Lender, as the same may from time to time be amended, supplemented, waived or modified.

“Floating Rate” means an interest rate calculated by reference to the prime rate, the London interbank offered rate, the certificate of deposit rate, the federal funds rate or any other per annum rate commonly referred to in the United States banking industry as a “floating rate”.

“Foreign Asset” means any Asset issued, guaranteed or owing by persons organized under the laws of any OECD Country (other than the United States of America).

“Foreign Currency Asset” means any Asset which is denominated or payable in a currency other than Dollars.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Industry Class” shall mean, for purposes of computing the Borrowing Base, each industry class as determined by applying, in separate tests, the classification categories provided by Moody’s, and to the extent different, the industry classifications set forth on Schedule IV hereto, or, in the event that Moody’s or the industry classifications set forth on Schedule IV do not classify a particular Person, as classified by the Adviser based upon the Moody’s industry classifications.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means the provisions dealing with investment policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversification status as set forth in the Prospectus, as modified in accordance with Section 5.02(i).

“Investor Report” means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

“ISDA Master Agreement” means a forms of ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. from time to time, together with all schedules and annexes thereto.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lenders” means the Conduit Lenders, together with all Persons which acquire or are obligated to acquire any interest in any Advance from any Conduit Lender under an Asset Purchase Agreement or in the case of Citibank, as Secondary Lender, under any similar arrangement.

“Lender Termination Date” means (i) the date which is the earlier to occur of (i) one (1) Business Day prior to the Stated Expiration Date, and (ii) the date on which the Total Commitment shall terminate pursuant to Section 2.11 or Section 6.01.

“Letter Agreement” means the Letter Agreement dated as of the date hereof from the Adviser to the Program Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

“Leverage Ratio” means with respect to the Borrower as of any date of determination, a fraction expressed as a percentage, (i) the numerator of which is an amount equal to the sum of the Credits Outstanding on such date (including the aggregate notional amount of all Credit Default Swaps on such date) and all other Debt of the Borrower on such date of determination, and (ii) the denominator of which is an amount equal to the sum of (x) the NAV of the Borrower on such date of determination, plus (y) the sum of the Credits Outstanding on such date (including the aggregate notional amount of all Credit Default Swaps on such date) and all other Debt of the Borrower on such date of determination.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Fee” means, in respect of any Advance for any Settlement Period which is funded by a Conduit Lender during which the principal on such Advance is repaid by the Borrower in whole or in part prior to the end of said Settlement Period, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the applicable Conduit Lender’s investing the proceeds of such reductions of principal.

“Liquidity Fee” shall have the meaning assigned to such term in the Fee Letters.

“Liquidity Fee Percentage” shall have the meaning assigned to such term in the Fee Letters.

“Loan Asset” means a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit.

“Loan Documents” means with respect to any Loan Asset, each loan agreement, promissory note, collateral security agreement, participation certificate, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Majority Lenders” means, as of any determination date, (i) if the principal amount of any Advances are outstanding on such determination date, the Lenders, Secondary Lenders and Direct Lenders with Advances the outstanding principal amount of which exceeds fifty percent (50%) of the outstanding principal amount of all Advances, and (ii) if on such determination date no principal amount of any Advance is outstanding, (a) the Lenders, and (b) the Secondary Lenders and the Direct Lenders with Secondary Lender Commitments or Direct Lender Commitments, as the case may be, which exceeds fifty percent (50%) of the Total Commitment; provided, that, the Direct Lender Commitments and Secondary Lender Commitments of any Defaulting Lender shall be excluded from the computation of Majority Lenders; provided further, that if the Majority Lenders on such determination date as determined by clause (i) or clause (ii) above, as applicable, is a single entity (for such purpose treating Citibank and the Conduit Lender (if the Conduit Lender is administered by Citibank) as a single entity) (the “Controlling Lender”), then the term “Majority Lenders” shall be deemed to mean such Controlling Lender and at least one other Direct Lender or Secondary Lender which is not a Defaulting Lender.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a (i) material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the Control Agreement or to perform any material obligation under any other Program Document to which it is a party or any Loan Document, (ii) a material adverse effect on any Secured Party’s right, title and interest in the Pledged Collateral or on the rights and remedies of any Secured Party under any Program Document, (iii) a material adverse effect on the validity or enforceability of this Agreement or any other Program Document to which the Borrower is a party or any Loan Document, (iv) a material adverse effect on the business, financial condition, operations, Assets or properties of the Borrower, (v) a material Adverse Claim on any of the Assets of the Borrower, or (vi) a Default or Event of Default.

“Maturity Date” shall mean (i) with respect to any Advance funded by a Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date), and (ii) with respect to any Advance made by a Secondary Lender or a Direct Lender, the Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date).

“Modified Margin Stock” shall mean “Margin Stock” as defined in Regulation U (without giving effect to the exclusions from such definition in clauses (5)(i) through (5)(iv) thereof).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.

“NAV” means in respect of the Borrower, the net asset value of the Borrower computed in the manner such net asset value is required to be computed by the Borrower in accordance with the Investment Company Act and as described in its Prospectus.

“New York UCC” means the UCC as in effect in the State of New York.

“Non-Funding Notice” shall have the meaning assigned to such term in Section 2.02(a).

“Non-OECD Asset” means any Asset the Obligor of which is organized outside of any OECD Country.

“Notice of Borrowing” shall have the meaning assigned to such term in Section 2.02.

“Notice of Exclusive Control” shall have the meaning assigned to such term in the Control Agreement.

“Obligor” means in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.

“OECD Country” means any country which is a member of the Organization for Economic Cooperation and Development and which has a sovereign credit rating for “foreign currency” of at least “AA-” and “Aa3” from S&P and Moody’s, respectively.

“Origination Date” means in respect of any Loan Asset (i) the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents, and (ii) the date, if any, that the maturity of such Loan Asset was extended pursuant to a so-called amend and extend provision contained therein.

“Overnight LIBOR Rate” means the rate per annum equal to the BBA LIBOR, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by a Direct Lender from time to time) at approximately 11:00 a.m., London time, on the date of determination of the Overnight LIBOR Rate, for Dollar deposits (for delivery on such day) with a term equivalent to one day.

“Overnight Rate” means, for any day, the higher of (i) the Federal Funds Rate as in effect on such day, and (ii) the Overnight LIBOR Rate as in effect on such day.

“Parent” means Invesco Ltd., together with its successors.

“Permitted Debt” means in respect of any Asset of the Borrower (i) Debt arising under this Agreement or the other Program Documents to the Secured Parties, (ii) Debt in favor of the Custodian relating to Custodian’s Overdraft Advances incurred in the ordinary course of the Borrower’s business, which are not overdue and which do not exceed the amount permitted by Section 5.02(o), (iii) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower’s Assets arising in the ordinary course of the Borrower’s business which are not overdue for a period in excess of thirty (30) days, (iv) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower’s business in connection with its purchasing of securities, Derivatives Transactions entered into solely for the purpose of hedging high yield credit, currency or interest rate risk, Derivatives Transactions for investment purposes solely to the extent that such Derivatives Transactions constitute Credit Default Swaps, or dollar rolls, in each case to the extent such transactions are permitted under the Investment Company Act and the Investment Policies and Restrictions, (v) obligations of the Borrower to fund future extensions of credit under the Loan Documents relating to its Loan Assets which do not exceed twenty percent (20%) of the aggregate Asset Value of the Borrower’s Assets and which meet the Borrower’s diversification requirements set forth in the Prospectus, which are not overdue, (vi) Debt representing accrued expenses and current trade account payables incurred in the ordinary course of the Borrower’s business which are not overdue for a period beyond the customary practices in the industry or which are being diligently contested in good faith, (vii) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award, and (viii) Debt arising in connection with reverse repurchase agreements which are permitted under the Investment Company Act and the Investment Policies and Restrictions and which have been entered into in the ordinary course of the Borrower’s business.

“Permitted Liens” means in respect of any Asset of the Borrower, (i) Liens of any Secured Party created by or pursuant to this Agreement or the Control Agreement, (ii) Liens of the Custodian securing the Custodian’s Overdraft Advances to the extent such Custodian’s

Overdraft Advances do not exceed the amount permitted by Section 5.02(o), (iii) Liens of the Custodian which are by the terms of the Control Agreement expressly subordinated to the payment of the Borrower Obligations, (iv) Liens (other than non-possessory Liens which pursuant to applicable law are, or may be, entitled to take priority (in whole or in part) over prior, perfected liens and security interests) with respect to taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, and (v) Liens in respect of Debt permitted under clauses (iv) and (viii) of the definition of Permitted Debt.

“Permitted Senior Securities” means “senior securities” within the meaning of the Investment Company Act which constitute Advances under this Agreement, Derivatives Transactions, repurchase transactions, reverse repurchase transactions, preferred shares or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Investment Policies and Restrictions.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Pledged Collateral” shall have the meaning assigned to such term in Section 7.01.

“Post-Default Rate” means in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the applicable Base Rate as in effect from time to time plus two and one half percent (2.50%).

“Principal Office” means (i) with respect to Citibank, as Secondary Lender, the principal office of Citibank presently located at 399 Park Avenue, New York, New York or at such other location as Citibank shall designate in writing to the Borrower, or (ii) with respect to State Street, the principal office of State Street presently located at 100 Huntington Avenue, Copley Place Tower 2, Floor 4, Boston, Massachusetts or at such other location as State Street shall designate in writing to the Borrower.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Product Information” shall have the meaning assigned to such term in Section 9.09(a).

“Program Agent” shall have the meaning assigned to such term in the introduction to this Agreement.

“Program Agent’s Account” means the account of the Program Agent designated on Schedule II hereto, or such other account as the Program Agent shall from time to time designate in writing to the other parties hereto.

“Program Documents” means this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreements, the Control Agreement, Advisory Agreement, the Custodial Agreement, the Fee Letters, the Loan Documents and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

“Program Termination Date” means the later to occur of (i) the Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full; provided, however, that if any payment in respect of any Borrower Obligation made to any Secured Party must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of the Borrower) such Borrower Obligation shall be deemed to be reinstated as though such payment had not been made and the Program Termination Date shall be deemed to have not occurred.

“Pro Rata Share” means as of any Borrowing Date (i) in respect of the Lenders and the Secondary Lenders in the aggregate, a fraction expressed as a percentage, the numerator of which is the Conduit Lender Related Commitment as of such Borrowing Date and the denominator of which is the Total Commitment as of such Borrowing Date, and (ii) in respect of the Direct Lenders, a fraction expressed as a percentage, the numerator of which is the Direct Lender Commitment of all Direct Lenders as of such Borrowing Date and the denominator of which is the Total Commitment as of such Borrowing Date.

“Prospectus” means with respect to the Borrower the prospectus dated June 27, 2007 filed with the SEC on June 27, 2007 as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form) and as modified by the prospectus filed with the SEC pursuant to Rule 497 of the Securities Act on June 27, 2007, and shall include, without limitation, the related statement of additional information, if any, included in such registration statement, and all supplements, amendments and modifications thereto as of the Closing Date, and as further supplemented, amended or modified in accordance with Applicable Law, including, without limitation, the Securities Act and the Investment Company Act.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Requested Amount” shall have the meaning assigned to such term in Section 2.02.

“Responsible Officer” means in respect of any Person, the president, any vice president, the chief financial officer, controller, treasurer or any assistant treasurer; provided, that the Program Agent and the Direct Lenders shall have received a manually signed certificate of the Secretary or Assistant Secretary of such Person as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer.

“Restricted Payments” means (a) the declaration of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of, any shares of beneficial interests in the Borrower, including, without limitation, all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, and (b) the payment of fees and expenses to the Adviser or any Affiliate of the Adviser as compensation for the provision of managerial, administrative services or otherwise.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secondary Lender Commitment” means in respect of the Conduit Lender Related Commitment, (a) with respect to each Secondary Lender party to this Agreement as of the Closing Date, the amount set forth on the signature page to this Agreement, or (b) with respect to a Secondary Lender that has become party to this Agreement pursuant to an Assignment and Acceptance, the amount set forth therein as such Secondary Lender’s “Secondary Lender Commitment”, in each case as such amount may be adjusted by any assignments by or to such Secondary Lender in accordance with and subject to Section 9.06(b), and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender’s Secondary Lender Commitment with respect to the reduction of the portion of the Total Commitment attributed to the Conduit Lender Related Commitment.

“Secondary Lender Percentage” of any Secondary Lender means (a) with respect to Citibank, as Secondary Lender, the percentage set forth on the signature page to this Agreement, as such percentage shall be adjusted by any assignments by or to Citibank, as Secondary Lender, in accordance with and subject to Section 9.06(b), or (b) with respect to a Secondary Lender that has become party to this Agreement pursuant to an Assignment and Acceptance, the percentage set forth therein as such Secondary Lender’s Secondary Lender

Percentage, as such percentage shall be adjusted by any assignments by or to such Secondary Lender and an Eligible Assignee in accordance with and subject to Section 9.06(b).

“Secondary Lenders” means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to and in accordance with the requirements of Section 9.06(b).

“Second Lien Loan Asset” means, at any time, an Asset which would otherwise qualify as an Eligible Loan Asset, but which (i) is not first lien senior secured, as required by clause (iv) of the definition thereof, and/or (ii) in respect of which the Borrower’s interest in all collateral security therefor and principal and interest payments thereunder is not pro rata and pari passu with all other lenders thereunder or participants therein, as required by clause (viii) of the definition thereof.

“Secured Parties” means the Program Agent, the Lenders, the Secondary Lenders, the Direct Lenders and their respective successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Selling Institution” means in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

“Settlement Date” means the date which is five (5) Business Days after the end of each Settlement Period; provided, that, for purposes of the payment of Yield, (i) with respect to any Settlement Period for which Yield is computed by reference to the Eurodollar Rate or the Direct Lender Rate, the Settlement Date shall be the last day of the Settlement Period, and (ii) with respect to any Settlement Period for which Yield in respect of such Advance is computed by reference to the Direct Lender Rate and such Settlement Period is one calendar week or less, the Settlement Date shall be the last Business Day of the calendar month during which such Settlement Period ends.

“Settlement Period” means in respect of any Advance:

(a) in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Program Agent;

(b) in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; provided, however, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Program Agent;

(c) in the case of any Settlement Period in respect of which Yield in respect of such Advance is computed by reference to the Direct Lender Rate, the period beginning on the date such Advance was made by the applicable Direct Lender or converted from a Direct Lender Alternate Base Rate Advance, and ending, as selected by the Borrower, on (i) the immediately succeeding day, (ii) the date which is one calendar week thereafter, or (iii) the same date in the first, second or third calendar month thereafter, except that each such one month, two month or three month Settlement Period which would end on a date other than on the last Business Day of a calendar month (or for any Settlement Period of one month, two months or three months which commences on a date for which there is no numerically corresponding date in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and thereafter each such successive daily, weekly, one month, two month or three month period, as the case may be, during the term of this Agreement, subject to Section 2.06; provided, that each Settlement Period which would otherwise commence before and end after the Termination Date shall end on the Termination Date;

(d) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate or during the continuance of a Default or Event of Default, the Direct Lender Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Program Agent; and

(e) except during the continuance of a Default or Event of Default, in the case of any Settlement Period in respect of which Yield is computed by reference to the Direct Lender Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the applicable Direct Lender.

“Specified Loan Documents” shall have the meaning assigned to such term in the Control Agreement.

“Stated Expiration Date” means August 18, 2011, unless, prior to such date (or the date so extended pursuant to this clause), upon the Borrower’s request, made not more than sixty (60) days nor less than thirty (30) days prior to the then current Stated Expiration Date, the Secondary Lenders and Direct Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than twenty (20) days prior to the then current Stated Expiration Date (the date any such consent is given, the “Extension Date”), to the extension of the Stated Expiration Date to the date occurring 364 days after such Extension Date; provided, however, that any failure of any Direct Lender or Secondary Lender to respond to the Borrower’s request for such extension shall be deemed a denial of such request by such Direct Lender or Secondary Lender.

“State Street” means State Street Bank and Trust Company, and its successors.

“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Taxes” shall have the meaning assigned to such term in Section 9.03(a).

“Termination Date” means the earlier of (i) the Stated Expiration Date, and (ii) the date the Total Commitment shall terminate pursuant to Section 2.11 or Section 6.01.

“Total Commitment” means an amount equal to the sum of (i) the Conduit Lender Related Commitment, and (ii) the aggregate Direct Lender Commitments of all Direct Lenders, as such amount may be reduced pursuant to Section 2.11. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

“Transaction Agent” means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

“Value” shall have the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Withdrawal Notice” shall have the meaning assigned to such term in Section 2.02(a).

“Yen” means the lawful currency of Japan.

“Yield” means for each Advance for each Settlement Period:

(i) for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by a Conduit Lender,

         CPR x P + LF

360

(ii) for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by a Secondary Lender or a Lender (other than a Conduit Lender),

AR x P

360

(iii) for each day during such Settlement Period to the extent such Advance will be funded or maintained on such day by a Direct Lender,

DLR x P

360

where:

AR	=	the applicable Assignee Rate for such Advance for such Settlement Period

P	=	the outstanding principal amount of such Advance on such day

CPR	=	the applicable CP Rate for such Advance on such day

LF	=	the Liquidation Fee, if any, for such Advance for such Settlement Period (expressed as a daily amount);

DLR	=	the applicable Direct Lender Rate or Direct Lender Alternate Base Rate, as the case may be, for such Settlement Period;

provided, further, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

SECTION 1.02. Rules of Construction.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “including” shall mean including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, and (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

SECTION 1.03. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”.

ARTICLE II

ADVANCES TO THE BORROWER

SECTION 2.01. Advance Facility.

On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, each Conduit Lender may, in its sole discretion, make an Advance to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date in an amount equal to the Conduit Lender’s Pro Rata Share of the Requested Amount. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02, each Direct Lender shall make an Advance to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date in an amount equal to its ratable share of the Direct Lenders’ Pro Rata Share of the Requested Amount. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01 and 3.02 and during the period from the date hereof to the Termination Date if a Conduit Lender has declined to make an Advance, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Percentages as provided in Section 2.02. Under no circumstances shall any Conduit Lender, any Secondary Lender or any Direct Lender make any such Advance, to the extent that after giving effect to the making of such Advance (i) the aggregate principal amount of all outstanding Advances would exceed the Total Commitment, (ii) the aggregate principal amount of all outstanding Advances funded by any Secondary Lender would exceed such Secondary Lender’s Secondary Lender Commitment, (iii) the aggregate principal amount of all outstanding Advances funded by the Conduit Lender and the Secondary Lenders would exceed the Conduit Lender Related Commitment, or (iv) the aggregate principal amount of all outstanding Advances funded by any Direct Lender under this Agreement would exceed such Direct Lender’s Direct Lender Commitment.

SECTION 2.02. Making of Advances.

The Borrower shall give the Program Agent and the Direct Lenders written notice (which notice shall be irrevocable (unless the Borrower shall have delivered a Withdrawal Notice to the Program Agent and the Direct Lenders in accordance with the provisions of this Section 2.02) and effective only upon receipt by the Program Agent and the Direct Lenders) of each request for Advances (each such request a “Notice of Borrowing”) not later than 12:00 noon (New York City time) on the day which is two (2) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a “Borrowing Date”), (ii) the aggregate principal amount of the proposed borrowing (the “Requested Amount”), and (iii) with respect to such Requested Amount which is to be made by a Direct Lender, whether such Advance is a Direct Lender Eurodollar Rate Advance or a Direct Lender Alternate Base Rate Advance, and if such Advance is a Direct Lender Eurodollar Rate Advance, the Settlement Period requested by the Borrower thereof (which shall be one day, one week, one month, two months or three months). Notwithstanding anything to the contrary contained in this Agreement or any Notice of Borrowing, if the Direct Lenders do not receive a Notice of Borrowing with respect to a proposed Advance to be made by the Direct Lenders by 12:00 noon (New York City time) on the second Business Day preceding the Borrowing Date of such proposed Advance to be made by the Direct Lenders, such Advance to be made by the Direct Lenders shall be deemed to be a Direct Lender Alternate Base Rate Advance. Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. The Requested Amount specified in any Notice or Borrowing shall be at least $2,000,000 and in integral multiples of $1,000,000 in excess thereof. The Borrower shall not request more than two (2) borrowings in any calendar week. During the period prior to the Lender Termination Date, each Conduit Lender shall promptly notify the Program Agent whether it has determined to make an Advance in the amount of the Conduit Lenders’ Pro Rata Share of the Requested Amount and the Program Agent shall promptly thereafter notify the Borrower whether such Conduit Lender has determined to make such Advance. If prior to the Lender Termination Date a Conduit Lender has declined to make such proposed Advance, the Program Agent shall promptly send notice thereof (each such notice a “Non-Funding Notice”) to the Borrower no later than 5:00 p.m. (New York City time) on the Business Day immediately preceding the proposed Borrowing Date. Upon receipt of a Non-Funding Notice from the Program Agent, the Borrower may withdraw its Notice of Borrowing to the Program Agent and the Direct Lenders without incurring any cost, penalty, expense or other liability (including under this Section 2.02 or Section 2.09 or as a Liquidation Fee) provided that the Borrower shall have delivered to the Program Agent and the Direct Lenders written notice withdrawing such Notice of Borrowings (which notice shall be irrevocable and effective only upon receipt by the applicable Agent, and each such withdrawal notice being a “Withdrawal Notice”) not later than 12:00 noon (New York City time) on such proposed Borrowing Date. If a Conduit Lender has declined to make a proposed Advance and the Borrower shall not have issued a Withdrawal Notice to the Program Agent and the Direct Lenders in accordance with the provisions of the preceding sentence, the Program Agent shall promptly send notice of the proposed borrowing to each of the Secondary Lenders concurrently by telecopier, telex or cable specifying the Borrowing Date for such borrowing, each Secondary Lender’s Secondary Lender Percentage multiplied by the Conduit Lenders’ Pro Rata Share of the Requested Amount and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On each Borrowing Date the Direct Lenders and the Conduit Lenders or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower’s Account Advances in an amount equal to the Requested Amount in immediately available funds. To the extent not covered by Section 2.09, the Borrower shall indemnify each Conduit Lender, each Secondary Lender, each Direct Lender and the Program Agent against any loss or expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

SECTION 2.03. Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender, each Secondary Lender and each Direct Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender, such Secondary Lender or such Direct Lender, as applicable, resulting from each Advance made by the applicable Conduit Lender, such Secondary Lender or such Direct Lender, as applicable, from time to time, including the amounts of principal and Yield thereon and paid to such Lender, Secondary Lender or Direct Lender, as applicable, from time to time hereunder.

(b) The Program Agent shall maintain accounts in which it will record (i) the amount of each Advance made hereunder by the Lenders and Secondary Lenders and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to each Lender and Secondary Lender hereunder, and (iii) the amount of any sum received by the Program Agent hereunder from the Borrower and each Lender’s and Secondary Lender’s share thereof.

(c) Each Direct Lender shall maintain accounts in which it will record (i) the amount of each Advance made hereunder by such Direct Lender and the Settlement Period with respect thereto, (ii) the amount of any principal and Yield due and payable or to become due and payable from the Borrower to such Direct Lender hereunder, and (iii) the amount of any sum received by such Direct Lender hereunder from the Borrower and such Direct Lender’s share thereof

(d) The entries maintained in the accounts maintained pursuant to clauses (a), (b) and (c) of this Section 2.03 shall be rebuttable presumptive evidence of the existence and amounts of the Borrower Obligations therein recorded (absent manifest error); provided, however, that the failure of the Program Agent, any Lender, any Secondary Lender or any Direct Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Borrower Obligations in accordance with their terms.

(e) Any Conduit Lender, any Secondary Lender and any Direct Lender may request that its Advances be evidenced by an Advance Note. In such event, the Borrower shall (as soon as reasonably practicable) prepare, execute and deliver to such Conduit Lender, Secondary Lender or Direct Lender, as applicable, an Advance Note payable to the order of such Conduit Lender, Secondary Lender or Direct Lender, as applicable. Thereafter, the Advances evidenced by such Advance Note and interest thereon shall at all times (including after any assignment pursuant to Section 9.06) be represented by one or more Advance Notes payable to the order of the payee named therein or any assignee pursuant to Section 9.06, except to the extent that any such Conduit Lender, Secondary Lender, Direct Lender or assignee subsequently returns to the Borrower any such Advance Note for cancellation and requests that such Advances once again be evidenced as described in clauses (a), (b) and (c) of this Section 2.03. In connection with any assignment pursuant to Section 9.06, if such assigning Secondary Lender or Direct Lender shall have an Advance Note issued to it, such assigning Secondary Lender or Direct Lender shall promptly return its Advance Note to the Borrower marked “cancelled”.

SECTION 2.04. Maturity of the Advances.

The principal amount of, and the accrued and unpaid Yield on each outstanding Advance shall be due and payable by the Borrower on the Maturity Date for such Advance.

SECTION 2.05. Prepayment of the Advances.

(a) The Borrower shall have the right at any time and from time to time, upon not less than two (2) Business Days’ prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Program Agent and each Direct Lender specifying the date and amount of such prepayment, to prepay (without any premium or penalty, except for any Liquidation Fee or amount payable under Section 2.09) all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; provided, that any such prepayment, if a partial prepayment, shall be at least $2,000,000 and in integral multiples of $100,000 in excess thereof.

(b) If on any Business Day the Borrower is not in full compliance with the Borrowing Base Test (any such date, a “Borrowing Base Determination Date”), the Borrower shall on such Borrowing Base Determination Date (I) notify the Program Agent and each Direct Lender of such failure to comply, (II) on the Business Day next succeeding such Borrowing Base Determination Date (each such date, a “Compliance Certification Date”) prepay Advances (together with Yield thereon) in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Compliance Certification Date; provided, however, that to the extent the Borrower does not have sufficient available funds to fully cure such compliance shortfall on such Compliance Certification Date, then the Borrower shall (i) on such Compliance Certification Date prepay outstanding Advances in the amount of its available funds; (ii) no later than the close of business on the tenth (10th) Business Day following such Borrowing Base Determination Date either (A) acquire and pledge to the Program Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Adjusted Asset Value at least sufficient to cause the Borrowing Base (as determined on such Compliance Certification Date) to be at least equal to the product of (x) 1.05, and (y) Credits Outstanding, as determined on such Compliance Certification Date, or (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base (as determined on such Compliance Certification Date) to be at least equal to the product of (x) 1.05 and (y) Credits Outstanding, as determined on such Compliance Certification Date; and (iii) no later than the close of business on such Compliance Certification Date, deliver to the Program Agent and each Direct Lender a certificate, signed by an Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with clause (A) above and specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(b), and (3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the tenth (10th) Business Day following such Borrowing Base Determination Date, and (III) on any Business Day that the Borrower is not in full compliance with the Borrowing Base Test, immediately notify the Program Agent and each Direct Lender of any margin call requested in connection with any Credit Default Swap.

(c) If on any Business Day the Borrower is not in full compliance with the Asset Coverage Test (determined regardless of whether or not dividends or distributions are being made on such Business Day, or whether Debt is being incurred on such Business Day as if each outstanding Advance constituted a “senior security” without regard to whether such Advance is a loan for “temporary purposes” or otherwise excludable from the definition of “senior securities” under Section 18(g) of the Investment Company Act) (any such date, an “Asset Coverage Determination Date”), the Borrower shall (I) on such Asset Coverage Determination Date notify the Program Agent of such failure to comply, (II) no later than the close of business on the second Business Day following such Asset Coverage Determination Date, deliver to the Program Agent a certificate, signed by an authorized officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of this Section 2.05(c), and (3) certifies that the requirements of this Section 2.05(c) shall be satisfied on or prior to the tenth (10th) Business Day following such Asset Coverage Determination Date, (III) no later than the close of business on the tenth (10th) Business Day following such Asset Coverage Determination Date prepay the Advances in an amount necessary to be in full compliance with the Asset Coverage Test as determined on the first Business Day after such Asset Coverage Determination Date, and (IV) on any Business Day that the Borrower is not in full compliance with the Asset Coverage Test, immediately notify the Program Agent and each Direct Lender of any margin call requested in connection with any Credit Default Swap.

(d) The amount of each prepayment under this Section 2.05 shall be applied ratably to the Advances of each Lender, each Secondary Lender and each Direct Lender based on their respective Pro Rata Shares and (I) with respect to each prepayment to any Lender or Secondary Lender, such prepayment shall be applied to its Advances in the order in which such Advances were originally made, and (II) with respect to each prepayment to any Direct Lender, such prepayment shall be applied to its Advances in the order directed by the Borrower.

SECTION 2.06. Optional Conversions.

The Borrower may, at its option, (i) on the last day of any Settlement Period, convert a Direct Lender Eurodollar Rate Advance into a Direct Lender Alternate Base Rate Advance, (ii) on the last day of any Settlement Period, continue a Direct Lender Eurodollar Rate Advance as a Direct Lender Eurodollar Rate Advance, and (iii) on any Business Day, convert a Direct Lender Alternate Base Rate Advance into a Direct Lender Eurodollar Rate Advance; provided, that, except as otherwise provided in this Agreement to the contrary, the Borrower shall deliver to the Program Agent and the Direct Lenders written notice (each such notice a “Notice of Conversion or Continuation”) in the form of Exhibit E hereto (which notice shall be irrevocable and effective only upon receipt by the Program Agent and the Direct Lenders) by 12:00 noon, New York time, not less than two (2) Business Days prior to the date of each such conversion or continuation. Each Notice of Conversion or Continuation shall specify (x) the amount of each Advance to be continued or converted, (y) the date of such continuation or conversion, and (z) if such Advance is to be converted into a Direct Lender Eurodollar Rate Advance, the Settlement Period. If the Borrower fails to give a Notice of Conversion or Continuation for any Advance maintained by a Direct Lender in accordance with the terms hereof, the Borrower shall be deemed to have elected on the last day of the Settlement Period applicable to such Advance to convert such Advance to, or continue such Advance as, a Direct Lender Eurodollar Rate Advance with a Settlement Period of one day.

SECTION 2.07. Yield.

The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lenders, the Secondary Lenders or the Direct Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under the Program Documents (other than in respect of principal and Yield on Advances), then to the reduction of the outstanding principal balance of the Advances then due and then any excess amount to be returned to the Borrower.

SECTION 2.08. Increased Costs.

(a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or change in the interpretation of any guideline or request from any central bank or other Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Direct Lender Eurodollar Rate Advances to the Borrower, then the Borrower from time to time shall, as promptly as practicable upon written demand by such Affected Person pay to the Program Agent for the account of such Affected Person, or to such Affected Person in the case of a Direct Lender, additional amounts sufficient to compensate such Affected Person for such increased cost; provided, however, that no additional amounts shall be required under this Section 2.08 with respect to (i) income or profits taxes (or franchise taxes imposed in lieu thereof), (ii) Taxes or Other Taxes in effect on the date that such Affected Person became a party to this Agreement or otherwise became committed to purchase or acquire any interest in any Advances (whether by assignment, participation or otherwise), except to the extent that such Affected Person’s assignor or predecessor was entitled to such additional amounts, and (iii) Taxes to the extent avoidable had such Person complied with the provisions of Section 9.03(f). In determining such amount, such Affected Person may in good faith use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type with respect to other borrowers. Each such Affected Person shall, together with its written demand therefor, deliver to the Borrower and the Program Agent a certificate setting forth in reasonable detail the amount of such increased cost and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.

(b) If an Affected Person determines that compliance with any Applicable Law enacted after the Closing Date or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) or the occurrence of any Accounting Based Consolidation Event after the Closing Date affects the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person’s commitment under the Program Documents or upon such Affected Person’s making, funding or maintaining Advances, then, as promptly as practicable upon written demand of such Affected Person (with a copy of such demand to the Program Agent), the Borrower shall pay to the Program Agent for the account of such Affected Person, or to such Affected Person in the case of a Direct Lender, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances. Each such Affected Person shall, together with its written demand therefore, deliver to the Borrower and the Program Agent a certificate setting forth in reasonable detail such amounts and the basis for the calculation of such amounts, which certificate shall be conclusive and binding for all purposes, absent manifest error.

(c) Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to any Affected Person pursuant to Sections 2.08(a), 2.08(b) or 9.03, such Affected Person will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Affected Person) to designate a different lending office; provided, however, that such designation is made on such terms that such Affected Person and its lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding future consequence of the event giving rise to the operation of any such Section. If such additional amounts are not eliminated by any such designation and such Affected Person does not waive payment of such additional amounts, the Program Agent , or such Affected Person in the case of a Direct Lender, may at its sole discretion within sixty (60) days, recommend a replacement Affected Person not so affected. If after the sixty (60) day period described in the preceding sentence a replacement for such Affected Person has not been procured, the Borrower may propose a replacement for such Affected Person and, upon approval of the Program Agent or such Affected Person in the case of a Direct Lender (which approval shall not be unreasonably withheld or delayed), such Affected Person shall assign its interests under the applicable Program Documents to such replacement entity. The parties hereby agree that unless and until the Affected Person to be replaced (i) is paid in full for all amounts due and owing hereunder and under any other Program Document, and (ii) enters into assignment documents with the replacement entity which are reasonably satisfactory to such Affected Person, it shall have no obligation to assign any of its rights and interests hereunder. Each such Affected Person agrees to take all actions necessary to permit a replacement to succeed to its rights and obligations hereunder and under the other Program Documents. The Borrower agrees to pay all reasonable expenses incurred by any Affected Person in utilizing another lending office of such Affected Person or in assigning its interest pursuant to this Section 2.08(c). Nothing in this Section 2.08(c) shall affect or postpone any of the obligations of the Borrower or the rights of any Secured Party.

SECTION 2.09. Compensation.

Without duplication of any amount due by the Borrower in respect of any Liquidation Fee, the Borrower shall compensate each Affected Person, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts and the details showing the basis of the calculation of such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances or Direct Lender Eurodollar Rate Advances and any loss sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain: (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance or Direct Lender Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (unless a Withdrawal Notice has been delivered in respect of such Notice of Borrowing in accordance with the requirements set forth in Section 2.02(a)), (ii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances or Direct Lender Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower’s Eurodollar Rate Advances or Direct Lender Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances or Direct Lender Eurodollar Rate Advances when required by the terms of this Agreement.

SECTION 2.10. Additional Yield on Eurodollar Rate Advances and Direct Lender Eurodollar Rate Advances.

So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay as promptly as practicable following written demand therefor to such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined on a reasonable basis by such Affected Person and notified to the Borrower through the Program Agent, or by such Affected Person in the case of a Direct Lender, within thirty (30) days after any payment is made with respect to which such additional Yield is requested. Each such Affected Person shall, together with the written demand therefor, deliver to the Borrower and the Program Agent a certificate setting forth in reasonable detail the amount of such Eurodollar Additional Yield and the basis for the calculation of such amount, which certificate shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Termination or Reduction of the Total Commitment.

The Borrower may at any time, upon thirty (30) days prior written notice to the Program Agent terminate in whole or reduce in part the unused portion of the Total Commitment; provided, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof. Any reduction of the Total Commitment shall reduce ratably (or terminate) the Conduit Lender Related Commitment and the Direct Lender Commitment and such reduction or termination of the Conduit Lender Related Commitment shall reduce ratably (or terminate) the Secondary Lender Commitment of each Secondary Lender. In addition, such reduction or termination of the Direct Lender Commitment shall reduce ratably (or terminate) the Direct Lender Commitment of each Direct Lender.

SECTION 2.12. Rescission or Return of Payment.

The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

SECTION 2.13. Fees Payable by Borrower.

The Borrower agrees to pay to the Program Agent and the Direct Lenders such fees as are set forth in the Fee Letters.

SECTION 2.14. Post Default Interest.

The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Program Agent’s or a Direct Lender’s demand.

SECTION 2.15. Payments.

(a) All amounts owing and payable under this Agreement, including, without limitation, the principal amount of outstanding Advances, Yield, fees, indemnities, expenses or other amounts payable under the Program Documents, shall be paid in Dollars, in immediately available funds on or prior to 12:00 noon (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Subject to Section 2.15(d) and Section 7.03(a), (i) all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower to the Lenders, Secondary Lenders and the Program Agent shall be paid to the Program Agent’s Account, and (ii) all payments in respect of the Borrower Obligations payable by or on behalf of the Borrower to a Direct Lender shall be paid to the Direct Lender’s Account of such Direct Lender. Any payment paid after 12:00 noon (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

(b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts hereunder and under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder and under the Fee Letters shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c) Upon the Program Agent’s receipt of funds deposited into the Program Agent’s Account, the Program Agent shall distribute such funds, first to the Lenders and the Secondary Lenders on a pro rata basis in accordance with such amounts owed to each Lender and Secondary Lender in payment of all accrued and unpaid Yield owing to such Lenders and Secondary Lenders, second to such Lenders, such Secondary Lenders, and itself as Program Agent on a pro rata basis in accordance with such amounts owed to each such Person in payment of any other fees or other amounts owed by the Borrower to the Lenders, the Secondary Lenders and the Program Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and third to the payment of the principal amount of the Advances owing to such Lenders and Secondary Lenders on a pro rata basis in accordance with such amounts owed to each such Lender and Secondary Lender.

(d) During the continuance of an Event of Default all payments in respect of the Borrower Obligations, payable by or on behalf of the Borrower, including all Proceeds resulting from the sale or disposition of the Pledged Collateral shall be remitted to the Program Agent’s Account and applied in accordance with Section 7.03(a). Any application of payment to the Direct Lenders pursuant this Section 2.15(d) in accordance with Section 7.03(a) shall be made to the applicable Direct Lender’s Account.

(e) If, after the Program Agent has paid any Direct Lender or any Secondary Lender its allocable share of any amounts pursuant to Sections 2.15 or 7.03 of this Agreement, such amount must be returned for any reason (including the bankruptcy, insolvency or similar circumstance relating to the Borrower), such Secondary Lender or Direct Lender, as the case may be, will repay to the Program Agent promptly the amount the Program Agent so paid to such Secondary Lender or Direct Lender.

SECTION 2.16. Ratable Payments.

If any Secondary Lender, Lender (other than a Conduit Lender) or Direct Lender, whether by set-off, bankers’ lien, counterclaim or otherwise, has payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender, Secondary Lender or Direct Lender entitled to receive a ratable share of such payments, such Lender, Secondary Lender or Direct Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders, Secondary Lenders and Direct Lenders so that after such purchase each Lender, Secondary Lender and Direct Lender will hold its ratable proportion of such unpaid Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secondary Lender, Lender or Direct Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 2.17. Borrower’s Obligations Absolute.

The Borrower’s obligations under this Agreement and under the other Program Documents to which it is a party shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Adviser or any other Person may have or have had against any Secured Party or any other Person.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement.

The effectiveness of this Agreement and any Conduit Lender’s, any Secondary Lender’s and any Direct Lender’s obligations hereunder shall be subject to the conditions precedent that the Program Agent and each Direct Lender shall have received (or waived receipt thereof) on or before the initial Borrowing Date the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Program Agent and each Direct Lender in sufficient copies for the Conduit Lenders and the Secondary Lenders:

(a) each of the Program Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b) the Prospectus;

(c) the signed opinions of counsel to the Borrower and the Adviser addressed to the Program Agent, each Conduit Lender each Secondary Lender and each Direct Lender as to such matters as the Program Agent and the Direct Lenders shall have reasonably requested;

(d) if requested by any Conduit Lender, any Secondary Lender or any Direct Lender pursuant to Section 2.03 on or prior to the Closing Date, an Advance Note duly executed and completed by the Borrower to such Conduit Lender, such Secondary Lender or such Direct Lender, as applicable;

(e) copies of all Governmental Authorizations, material Private Authorizations and Governmental Filings, if any, which may be required to be made or obtained by the Borrower in connection with the transactions contemplated by this Agreement;

(f) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Adviser certifying (i) as to its certificate of incorporation or declaration of trust, as applicable and by-laws, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Program Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Program Documents to which it is a party are true and correct in all material respects, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents to which it is a party;

(g) copies of proper financing statements naming the Borrower as debtor and the Program Agent as secured party to be filed under the UCC in all jurisdictions that the

Program Agent may deem necessary or desirable in order to perfect the Program Agent’s interests in the Pledged Collateral contemplated by this Agreement;

(h) copies of proper termination financing statements, if any, necessary to release all Adverse Claims of any Person in the Assets of the Borrower previously granted by the Borrower;

(i) completed requests for information, dated on or before the date of the initial Borrowing Date, listing all effective financing statements filed in the jurisdictions referred to in subsection (g) above that name the Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements; and

(j) a pro forma Investor Report, which shall evidence compliance with the Borrowing Base Test, the Asset Coverage Test, the Leverage Ratio requirements set forth in Section 5.02(q), and certain other terms of the Program Documents after giving effect to the initial borrowing of Advances under this Agreement.

SECTION 3.02. Conditions Precedent to All Advances.

The obligation of the Conduit Lenders, the Secondary Lenders and the Direct Lenders to make any Advance (including the initial Advances) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

(a) each of the representations and warranties of the Borrower contained in this Agreement and the Control Agreement and each of the representations and warranties of the Adviser contained in the Letter Agreement shall be true and correct as of such date (unless made with respect to a specific earlier date, in which case they shall be true and correct as of such earlier date) and shall continue to be true immediately after giving effect to such Advance;

(b) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance;

(c) immediately after giving effect to such Advance the Borrower shall be in full compliance with each of the Borrowing Base Test, the Asset Coverage Test, and the Leverage Ratio requirements set forth in Section 5.02(q);

(d) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment; and

(e) the Program Agent and each Direct Lender shall have received an Investor Report, which shall include, among other things, evidence of compliance with Section 3.02(c).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Borrowing Date, and each date that an Investor Report is delivered pursuant to this Agreement (except solely in respect of clause (l) below, each date such information is provided), as follows:

(a) Due Organization. The Borrower is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own and operate its Assets, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Program Documents to which it is a party, except where the failure to hold such power and authority could not reasonably be expected to result in a Material Adverse Effect.

(b) Due Qualification and Good Standing. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets and properties, including, without limitation, the performance of its obligations under this Agreement and the other Program Documents to which it is a party, requires such qualification, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under the Program Documents to which it is a party are within its powers and have been duly authorized by all requisite action by the Borrower and have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, the other Program Documents to which it is a party nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its declaration of trust or other organizational documents, (ii) conflict with, contravene or violate (A) any Applicable Law the contravention of which could reasonably be expected to have a Material Adverse Effect, (B) any contractual restriction binding on or affecting the Borrower or any of its Assets the contravention of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in any material liability to a Secured Party, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, except to the extent non-

compliance therewith could not reasonably be expected to have a Material Adverse Effect, or (iii) result in any Adverse Claim upon any Asset of the Borrower.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement, the other Program Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, except in the case of Private Authorizations, where the failure to obtain such Private Authorizations could not reasonably be expected to have a Material Adverse Effect.

(f) Security Interest. This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof are, and at all times shall be, effective to create and perfect in the Program Agent for the benefit of the Secured Parties a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

(g) Borrowing Base Eligible Assets, Adverse Claims, Etc. The Borrower owns each Borrowing Base Eligible Asset free and clear of Adverse Claims and as of the initial Borrowing Date and at all times thereafter, the Program Agent has a first priority perfected security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims.

(h) No Financing Statement. No effective financing statements or other instruments similar in effect covering any Asset of the Borrower are on file in any recording office, except those filed in favor of the Program Agent pursuant to this Agreement.

(i) Principal Office; Organization. The Borrower’s principal place of business and chief executive office is at the addresses referred to in Section 5.01(d), the Borrower’s jurisdiction of organization is the State of Delaware and the Borrower has not transacted any business under any name other than “Invesco Van Kampen Dynamic Credit Opportunities Fund” and “Van Kampen Dynamic Credit Opportunities Fund”.

(j) Pending Litigation or Other Proceeding. There are no pending or, to the best of the Borrower’s knowledge, threatened investigations, litigation, suits or proceedings involving the Borrower which could reasonably be expected to have a Material Adverse Effect.

(k) Investment Company Act, Etc. The Borrower is and will continue to be registered as a closed-end management investment company as such term is used in the Investment Company Act and is in compliance in all material respect with the Investment Company Act and the Investment Policies and Restrictions.

(l) Information and Reports. The Prospectus, each Investor Report, each Notice of Borrowing and all other written information, written reports, certificates and written statements provided by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents to which the Borrower is a party or the transactions contemplated hereby or thereby to be performed by the Borrower is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party is and will be (except for projections and forward looking statements (other than any pro forma Investor Report)) true and accurate in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect under the circumstances in which they were made when considered in their entirety.

(m) Applicable Law. The Borrower is in full compliance with all Applicable Law, including, without limitation, the Securities Act and the Investment Company Act, including the rules and regulations promulgated thereunder, except where the failure to so comply could not give rise to a reasonable possibility of a Material Adverse Effect.

(n) ERISA. The Borrower is not nor has during the past five (5) years been a member of an ERISA Group and does not have nor during the past five (5) years had any liability or obligation with respect to any Plan, Multiemployer Plan or Benefit Arrangement.

(o) No Default or Event of Default. No Default or Event of Default has occurred and is continuing and on each Borrowing Date each of the conditions precedent to the making of Advances set forth in Section 3.02 have been fully satisfied.

(p) Borrowing Base Test; Asset Coverage Test, Leverage Ratio, Etc. The Borrowing Base Test, the Asset Coverage Test, and the Leverage Ratio requirements set forth in Section 5.02(q), are fully satisfied and will be fully satisfied and immediately after the making of each Advance; provided, that if on any date this representation is made (other than a Borrowing Date) the Borrower is in full compliance with the requirements set forth in clauses (b) and (c) of Section 2.05, the Borrower shall be deemed to be in compliance with this clause (p) to the extent it relates to the Borrowing Base Test and the Asset Coverage Test as of such date.

(q) Internal Revenue Code. The Borrower is qualified, and intends to continue to qualify, as a “regulated investment company” within the meaning of the Code.

(r) Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all material taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

(s) Financial Condition. The statement of assets and liabilities of the Borrower as at July 31, 2010, certified by PriceWaterhouseCoopers LLP, certified public accountants, fairly present in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

(t) Regulations T, U and X. Neither the making of any Advance nor the use of proceeds thereof will violate the provisions of Regulation U or Regulation X. The Borrower’s use of the proceeds of the Advances will not violate Regulation T.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower.

The Borrower covenants and agrees that it shall from the date hereof until the Program Termination Date:

(a) Compliance with Agreements, Laws, Etc. (i) Duly observe, comply with and conform to all requirements of Applicable Law relative to the conduct of its business or to its Assets, including without limitation the Investment Company Act, (ii) preserve and keep in full force and effect the legal existence of the Borrower and the rights, privileges, qualifications and franchises of the Borrower, (iii) comply in all material respects with the terms and conditions of each Program Document to which it is a party, and (iv) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by the Borrower under this Agreement and the other Program Documents to which it is a party, except with respect to clauses (i) through (iv) above where the failure to so observe, comply, preserve, keep, obtain, maintain and conform could not reasonably be expected to have a Material Adverse Effect.

(b) Taxes. Cause to be computed, paid and discharged when due all material taxes, assessments and other governmental charges or levies imposed upon it, or upon any income or Assets of the Borrower, prior to the day on which penalties are attached thereto, unless and to the extent that the same shall be contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP.

(c) Further Assurances. Promptly, at its expense, execute and deliver such further instruments and take such further action as is necessary in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or reasonably advisable to maintain and protect the Secured Parties’ first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral free and clear of Adverse Claims, and (ii) enable the Secured Parties to enforce their rights and remedies under the Program Documents to which the Borrower is a party, including, without limitation, to do all things necessary at the reasonable request of the Program Agent during the continuance of an Event of Default to have each Loan Asset which constitutes Pledged Collateral and the related Loan Documents assigned to the Program Agent or its designee. Further, without limiting the obligations of the Borrower set forth above, the Borrower hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Program Agent may determine, in its reasonable discretion, are necessary to perfect the security interest granted to the Program Agent in connection herewith. Such financing statements may describe the collateral in the same manner as described herein or in the Control Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Program Agent may determine, in its reasonable discretion, is necessary to ensure the perfection of the security interest in the collateral granted to the Program Agent in connection herewith, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired” or “all personal property of the debtor whether now owned or hereafter acquired” or words of similar meaning.

(d) Continued Existence. Keep the State of Delaware as its jurisdiction of organization and keep its principal place of business and chief executive office at the address of the Borrower set forth in Section 9.02 or, upon thirty (30) days’ prior written notice to the Program Agent and each Direct Lender, in any other jurisdiction of organization or at any other locations in jurisdictions where all actions to protect and perfect the Program Agent’s first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in the Pledged Collateral either have been taken and completed, or are taken and completed simultaneously upon the effectiveness of any such change of location or jurisdiction of organization.

(e) Financial Statement; Accountants’ Reports; Other Information. Provide to the Program Agent, each Direct Lender and S&P with respect to clauses (i), (vii), (x) and (xi) below (in each case with enough additional copies to the Program Agent for each Conduit Lender and each Secondary Lender):

(i) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and the Borrower’s portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;

(ii) as soon as available and in any event within seventy-five (75) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and the portfolio of investments as of the end of such period, all in reasonable detail and stating in comparative form the respective figures for the comparable period in the preceding year, prepared in accordance with GAAP, consistently applied and all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by a Responsible Officer of the Borrower;

(iii) as soon as available, and in any event within sixty (60) days after the end of the first and third fiscal quarters of the Borrower’s fiscal years, a list setting forth each of the assets held by the Borrower and the Value thereof, in each case, as of the last day of such quarter;

(iv) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a statement of a Responsible Officer to the effect that nothing has come to the attention of such Responsible Officer to cause him/her to believe that any Default or Event of Default existed on the date of such statements;

(v) as soon as possible, and in any event within three (3) Business Days of the Borrower’s actual knowledge of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(vi) as soon as possible, and in any event within two (2) Business Days, after the Borrower has actual knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by a Responsible Officer of the Borrower;

(vii) as soon as possible, and in any event within one (1) Business Day, notice if the Borrowing Base is less than the product of (x) 1.1, and (y) Credits Outstanding;

(viii) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(ix) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and unless duplicative of any deliveries to be made under clauses (i) or (ii) above, annual and semi-annual reports which the Borrower shall have filed with the SEC;

(x) an Investor Report substantially in the form of Schedule I hereto, together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A thereto, (w) on any Business Day upon the reasonable request of the Program Agent, with respect to the period from the last day covered under the Investor Report most recently delivered through and including the immediately preceding Business Day (which may be daily), (x) except to the extent an Investor Report is provided pursuant to clause (y) below during such calendar week, on the Monday of each calendar week, with respect to the immediately preceding week; provided that if such Monday is not a Business Day, the immediately succeeding Business Day, (y) on or before the tenth (10th) Business Day of each calendar month, with respect to the immediately preceding calendar month, and (z) on any Business Day in respect of which the Borrowing Base is less than the product of (i) 1.1 and (ii) Credits Outstanding, with respect to the period from the last day covered under the Investor Report most recently delivered through and including the immediately preceding Business Day (which may be daily);

(xi) promptly upon its knowledge thereof with respect to each calendar month, sufficient information setting forth the details of the redemptions of the shares of beneficial interest in the Borrower for such calendar month;

(xii) promptly upon its receipt of and contemporaneously with its giving of any notice relating to the termination of the Custodial Agreement or the Control Agreement, copies of any such notice;

(xiii) prior to the issuance by the Borrower of any preferred shares, notice of such issuance which notice shall include the offering materials to be used in connection with the issuance of such preferred shares;

(xiv) prompt notice of any amendment or modification to the Investment Policies and Restrictions which notice shall include, in reasonable detail, a description of any such change; and

(xv) from time to time such additional information regarding the financial condition or business of the Borrower as the Program Agent or any Direct Lender may reasonably request.

(f) Maintenance of Insurance. Maintain in force with financially sound and reputable insurers, policies with respect to its assets and property and business against such risks and in such amounts as are usually insured against in the same general area in the case of entities engaged in similar lines of business and as may be required by the Investment Company Act.

(g) Maintenance of Business. Remain at all times a closed-end investment company for the purposes of the Investment Company Act and continue to engage in business of the same general type as now conducted by the Borrower, and will preserve, renew and keep in full force and effect its existence and rights, privileges and franchises necessary or reasonably desirable in the normal conduct of business and will at all times remain registered under the Investment Company Act.

(h) Audits. Annually (or more frequently as the Program Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause an independent nationally recognized accounting firm reasonably satisfactory to the Program Agent and the Direct Lenders, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document to which it is a party (including, without limitation, the Adviser) and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower’s and such other Person’s performance under the Program Documents to which it is a party, (ii) permit such accounting firm to discuss the Borrower’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Program Agent and each Direct Lender, with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Program Agent and each Direct Lender, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the

Program Agent and each Direct Lender and their designees; provided, that, such examination and audit of information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to any prohibition set forth in written confidentiality agreements entered into by the Borrower with respect thereto.

(i) Access to Records. Annually (or more frequently as the Program Agent, for itself and as agent for the Secured Parties may require after the occurrence of and during the continuance of a Default or an Event of Default) permit the Program Agent, the Direct Lenders or any Person designated by the Program Agent or the Direct Lenders to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Program Documents to which it is a party (including, without limitation, the Adviser) books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Program Documents to which it is a party and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Program Agent or the Direct Lenders, as the case may be, may reasonably request; provided, that, the Program Agent and the Direct Lenders shall use reasonable efforts to coordinate their inspections; provided, however, that if under the terms of any agreement with any Person which is not an Affiliate of the Adviser or the Borrower to whom the Adviser or the Borrower has delegated any of its duties under any Program Document, only the Borrower or the Adviser, as the case may be, is permitted to visit and inspect such Person’s books, records and accounts, it shall at the request of the Program Agent or the Direct Lenders, exercise or cause the applicable Adviser or the Borrower, as the case may be, to exercise the rights specified in this Section 5.01(i) on behalf of such requesting parties, as frequently as the terms of any such agreement permit, but in no event less frequently than annually; provided, further, that the Program Agent’s and each Direct Lender’s and their respective designees’ right to review information provided to the Borrower in connection with any Loan Document (which, for the avoidance of doubt, does not include the Loan Documents relating to any Eligible Loan Asset) shall be subject to the prohibitions of any written confidentiality agreements entered into by the Borrower with respect thereto, provided, that the Borrower had used reasonable efforts to permit the Program Agent, the Direct Lenders or their designees to review such information by complying with any terms of such confidentiality agreement which would permit disclosure of confidential information to the third parties.

(j) Investment Policies and Restrictions. At all times be in compliance in all material respects with Investment Policies and Restrictions and maintain necessary liquidity to meet its obligations to fund future advances or other extensions of credit under the Loan Documents relating to its Loan Assets.

(k) Defense of Secured Parties’ Interest. Warrant and defend each of the Secured Parties’ right and interest in, to and under the Pledged Collateral against all Adverse Claims of all Persons whomsoever.

(l) Custody and Control. At all times cause all of its Assets (including all investments, if any, evidencing the same and all Loan Documents) to constitute Pledged Collateral and to be (i) custodied with the Custodian or a sub-custodian of the Custodian pursuant to the Custodial Agreement, and (ii) subject to the Custodian’s control and custody in accordance with the Control Agreement; provided, that if such Asset is a Loan Asset and concurrently with any request to register such Loan Asset in the name of the Borrower, the Borrower shall deliver instructions to all Selling Institutions, Transaction Agents and Obligors related to such Loan Asset requiring that any instrument evidencing such Loan Asset be delivered to the Custodian. At all times cause all Loan Documents (other than the Specified Loan Documents) to be held at the address of the Borrower set forth in Section 9.02 or, such other location in Illinois as the Borrower shall designate upon twenty (20) day’s prior written notice to the Program Agent and each Direct Lender.

(m) Notice of Litigation or Other Proceedings. Promptly give notice in writing to the Program Agent and each Direct Lender of all litigation, arbitration proceedings and regulatory proceedings affecting the Borrower or the Assets of the Borrower, except such litigation, arbitration proceedings and regulatory proceedings which could not reasonably be expected to have a Material Adverse Effect.

(n) Maintenance of Books of Record and Account. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with the requirements of the SEC or under the Investment Company Act.

(o) Proceeds of Pledged Collateral. Cause all Proceeds of the Pledged Collateral to be remitted to the Collateral Account if a Default or Event of Default shall be continuing or would occur as a result of the failure to so remit such Proceeds.

(p) Use of Proceeds. Use the net proceeds of any Advance made hereunder solely for the purpose of (i) purchasing Assets, (ii) paying principal and Yield in respect of outstanding Advances, or (iii) for general corporate purposes.

(q) Investment Adviser. Except as consented to by the Program Agent and the Direct Lenders (which consent shall not be unreasonably withheld), at all times maintain the Adviser as the Borrower’s investment adviser.

SECTION 5.02. Negative Covenants of the Borrower.

The Borrower covenants and agrees that from the date hereof until the Program Termination Date the Borrower shall not:

(a) Impairment of Rights. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document to which the Borrower is a party the continuation of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in any material liability to a Secured Party.

(b) Prospectus and Investment Policies and Restrictions. Purchase any Assets or engage in any line of business not contemplated by the Prospectus or the Investment Policies and Restrictions.

(c) Creation of Debt. Create, assume or suffer to exist any Debt except for Permitted Debt.

(d) Mergers; Sale of Assets. Adopt or carry out any plan of liquidation, partial liquidation, reorganization, incorporation, recapitalization, merger or consolidation nor sell, transfer or otherwise dispose of all or substantially all of its Assets (whether in one transaction or a series of transactions), without the prior written consent of the Program Agent and the Direct Lenders (which consent shall not be unreasonably withheld or delayed).

(e) Advances and Extensions of Credit. Make any advance or other extension of credit to any Person except in the ordinary course of the Borrower’s business and as expressly contemplated by the Investment Policies and Restrictions.

(f) Custodial Agreement. Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Program Agent and each Direct Lender, permit or consent to any material amendment, modification or waiver of the Custodial Agreement, unless the Borrower has delivered to the Program Agent and each Direct Lender a certificate of a Responsible Officer of the Borrower certifying that such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

(g) Amendments to Organizational Documents. Except in connection with the issuance of preferred stock, amend, terminate, supplement or otherwise modify in any material respect its declaration of trust, by-laws or other organizational documents, unless the Borrower has delivered to the Program Agent and each Direct Lender a certificate of a Responsible Officer of the Borrower certifying that to the actual knowledge of such Responsible Officer such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

(h) ERISA. Become a member of an ERISA Group or incur any liability or obligation with respect to any Plan, Multiemployer Plan or any Benefit Arrangement.

(i) Investment Policies and Restrictions. Without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Program Agent and each Direct Lender (i) unless required by a change in Applicable Law (including, without limitation, the Investment Company Act and the Securities Act) make or permit any material change in the Investment Policies and Restrictions, or (ii) make or permit any change in any Industry Class used to compute the Borrowing Base.

(j) Liens. Create, assume or suffer to exist any Adverse Claim on any Asset now owned or hereafter acquired by it (including without limitation the Pledged Collateral).

(k) Senior Securities. Issue any “senior securities”, as such term is defined and used in the Investment Company Act other than Permitted Senior Securities.

(l) Margin Requirements. Extend credit to others for the purpose of buying or carrying any “margin stock” in such a manner as to violate Regulation T, Regulation U or Regulation X or use the proceeds of any Advance to purchase or carry Margin Stock or, without limiting the foregoing, have more than twenty percent (20%) of its total Assets constitute Margin Stock.

(m) Restricted Payments. Make any Restricted Payment (i) if any Default or Event of Default shall be continuing or shall result therefrom, (ii) if immediately after giving effect to such payment the Borrower will not be in full compliance with the Borrowing Base Test, the Asset Coverage Test, and the Leverage Ratio requirements set forth in Section 5.02(q), (iii) at any time after the Program Agent shall have delivered a Notice of Exclusive Control to the Custodian (unless such Notice of Exclusive Control has been revoked in writing by the Program Agent), or (iv) at any time after the Maturity Date of the Advances shall have occurred.

(n) Name Change. Change its name (i) without giving the Program Agent and each Direct Lender at least ten (10) days prior written notice, and (ii) unless all actions necessary and reasonably appropriate to protect and perfect the Secured Parties’ first priority perfected security interest (subject to any Permitted Liens) in the Pledged Collateral have been taken and completed.

(o) Custodian’s Overdraft Advances. Permit the Aggregate Custodian’s Advance Amount to at any time exceed $20,000,000.

(p) Notice of Exclusive Control; Pledged Collateral. After the Borrower has received written notice of delivery by the Program Agent to the Custodian of a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Program Agent, give any instruction to the Custodian in respect of the Pledged Collateral without the prior written consent of the Program Agent.

(q) Leverage Ratio. Permit its Leverage Ratio at any time to be greater than fifty percent (50%).

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default.

If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) the Borrower shall fail to make or cause to be made in the manner and when due (i) except as expressly provided in clauses (b) and (c) of Section 2.05, any payment of principal to be made or to be caused to be made by it under this Agreement and such failure shall continue for one (1) Business Day, or (ii) any payment of interest, fees or other deposit to be made or caused to be made by it under this Agreement or any of the other Program Documents to which it is a party and such failure shall continue for three (3) Business Days; or

(b) the Borrower shall fail to comply with clauses (b) or (c) of Section 2.05, Section 5.01(g) or clauses (c), (d), (e), (f), (g), (h), (i), (k), (l), (m) or (q) of Section 5.02; or

(c) (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document to which it is a party, or (ii) the Adviser shall fail to perform any of its obligations under the Letter Agreement, which could reasonably be expected to have an Adviser Material Adverse Effect, or (iii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, which could reasonably be expected to have a Material Adverse Effect, or (iv) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement, which in the case of this clause (iv), could reasonably be expected to have a Material Adverse Effect and such failure described in the cases of clauses (i) through (iv) shall continue unremedied for thirty (30) days after such person has knowledge of such failure; or

(d) any representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian under or in connection with this Agreement, the Control Agreement, the Letter Agreement or any certificate or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall have been false or incorrect in any material respect on or as of the date made or deemed made or any material representation or warranty made or deemed made by the Borrower, the Adviser or the Custodian in any other Program Document to which it is a party or any certificate or report delivered by or on behalf of the Borrower, the Adviser or the Custodian in connection therewith shall be false or incorrect in any material respect when made or deemed made or delivered; provided, however, that, with respect to the representation set forth in Section 4.01(l), such event (except to the extent relating to any Investor Report) shall not constitute an Event of Default under this clause (d) if (i) such breach has not resulted in a Material Adverse Effect, and (ii) the incorrect or incomplete information or report giving rise to such breach was promptly corrected by the Borrower; or

(e) the Program Agent shall for any reason cease to have a valid and perfected first priority security interest in the Pledged Collateral (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) free and clear of all Adverse Claims or the Custodian, as collateral agent and/or securities intermediary under the Control Agreement, shall not have custody and control, as contemplated by the Control Agreement, of the Pledged Collateral; or

(f) the Borrower, the Adviser or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Adviser or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Adviser or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(g) any provision of any Program Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Adviser or the Custodian shall so assert in writing; or

(h) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders that have not been vacated, discharged, settled, paid or satisfied shall aggregate to $5,000,000 or more at any one time outstanding (excluding any judgments or orders related to any payment to or application by the Borrower that is rescinded or must otherwise be returned or paid over as a result of any bankruptcy, insolvency or similar proceeding involving any other Person), and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed or bonded pending appeal within sixty (60) days of such entry; or

(i) either (1) State Street Bank and Trust Company shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Program Agent and each Direct Lender shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; provided, however, that events specified in clause (2) above shall not constitute an Event of Default if prior to the tenth (10th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Program Agent and each Direct Lender shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Program Agent and the Direct Lenders shall have received such certificates and opinions as they shall have reasonably requested; or

(j) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $3,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

(k) any change in Applicable Law (including, without limitation, the Investment Company Act and the Securities Act) shall be enacted or promulgated which (i) would limit in any material respect the ability of the Program Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Pledged Collateral or to be granted the security interest in Pledged Collateral as contemplated by this Agreement and the Control Agreement, or (ii) unless such changes have been consented to in writing by the Program Agent, and the Direct Lenders (which consent shall not be unreasonably withheld or delayed), would require any material change to the Investment Policies and Restrictions; or

(l) the Adviser shall cease to be a wholly owned direct or indirect subsidiary of the Parent, unless consented to in writing by the Program Agent and the Direct Lenders; or

(m) the Advisory Agreement in effect on the Closing Date or any replacement advisory agreement entered into in accordance with clause (ii) below, shall be: (i) amended, waived or otherwise modified in any material respect unless consented to in writing by the Program Agent and each Direct Lender, or (ii) shall be terminated unless a replacement investment advisory agreement substantially similar in all material respects to the Advisory Agreement in effect prior to any such termination has been entered into with a successor investment adviser which successor investment adviser either (x) has been approved of in writing by the Program Agent and the Direct Lenders, or (y) (1) has at least the mutual fund management and advisory expertise, experience and capacity as the Adviser, (2) has Total Operating Revenues (within the meaning of GAAP) for the twelve month period reported in its most recent annual financial statements which are at least equal to the Total Operating Revenues of the Adviser for the twelve month period ended July 31, 2010, and (3) has expressly agreed to be bound by the agreements and obligations of the Adviser under the Letter Agreement; or

(n) Invesco Advisers, Inc. or another wholly-owned direct or indirect subsidiary of the Parent (or another entity consented to in writing by the Program Agent and each Direct Lender which has executed a letter agreement in favor of the Program Agent on behalf of the Secured Parties substantially identical in all material respects to the Letter Agreement), is not the current investment adviser for the Borrower; or

(o) notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.05, the Borrower shall not be in full compliance with the Asset Coverage Test or the Borrowing Base Test for ten (10) consecutive Business Days;

then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Program Agent may, or upon the direction of the Majority Lenders shall, by notice to the Borrower, declare the Lender Termination Date and the Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date, the Termination Date and the Maturity Date shall be deemed to have occurred); provided, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01, the Lender Termination Date, the Termination Date and the Maturity Date shall be deemed to have automatically occurred.

ARTICLE VII

PLEDGE OF PLEDGED COLLATERAL;

RIGHTS OF THE PROGRAM AGENT

SECTION 7.01. Security Interests.

In consideration of the Lenders, the Secondary Lenders and the Direct Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Program Agent for the benefit of the Secured Parties and grants to the Program Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower’s right, title and interest in, to and under all Accounts, General Intangibles, Chattel Paper, Instruments, Documents, Money, Deposit Accounts, Security Entitlements, Goods, Letter of Credit Rights, Certificated Securities, Uncertificated Securities, Financial Assets and Investment Property, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Pledged Collateral”), including, without limitation, the following:

(i) all of the Assets, investments and property from time to time credited to the Collateral Account, and all security entitlements with respect to the Collateral Account and all Loan Assets of the Borrower evidenced by, secured by, or governed by any Loan Document, and all Loan Assets held by the Custodian for the benefit of the Program Agent pursuant to the Control Agreement;

(ii) the Collateral Account (together with all other accounts in which the distributions referred to in clause (iii) below are remitted);

(iii) all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the assets, investments, property and security entitlements described in clause (i) above, including without limitation the principal payments in respect of such Loan Assets;

(iv) all rights and remedies of the Borrower under the Loan Documents and the Custodial Agreement in respect of the assets, investments, property and security entitlements described in clause (i) above;

(v) all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments, property and security entitlements described in clause (i) above;

(vi) all accounts, contract rights, documents, instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets, investments, property and security entitlements described in clause (i) above);

(vii) all books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the assets, investments, property and security entitlements described in clause (i) above; and

(viii) all Proceeds of any and all of the foregoing.

Notwithstanding the foregoing provisions of this Section 7.01, the Pledged Collateral shall not include Modified Margin Stock.

SECTION 7.02. Substitution of Collateral and Release of Security Interest.

(a) Subject to Section 5.02(p), so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such sale, disposition or substitution and the Borrowing Base Test will be satisfied immediately following such sale, disposition or substitution, the Borrower may originate entitlement orders with respect to the Collateral Account and may sell or dispose of or substitute Pledged Collateral in accordance with the terms of this Agreement and the Control Agreement.

(b) On the Program Termination Date the Lien granted under this Agreement shall be automatically terminated and released and the Program Agent at the written request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Pledged Collateral. Any and all actions under this Section 7.02 shall be without any recourse to, or representation or warranty by, the Program Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

SECTION 7.03. Application of Proceeds.

(a) After the occurrence and during the continuance of an Event of Default, all amounts remitted to the Program Agent’s Account in respect of the Borrower Obligations, including without limitation all Proceeds resulting from the sale or other disposition of the Pledged Collateral shall be applied by the Program Agent in the following order and priority:

First, to the payment of all amounts advanced or expended by the Program Agent and all costs and expenses incurred by the Program Agent in connection with the enforcement of the Secured Parties’ rights and remedies under the Program Documents;

Second, to the extent funds are remaining after the above application, to the Lenders, the Secondary Lenders and the Direct Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to each Lender, each Secondary Lender and each Direct Lender;

Third, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letters on a pro rata basis according to the amount of such fees owing to each such Secured Party;

Fourth, to the extent funds are remaining after the above applications, to the Lenders, the Secondary Lenders and the Direct Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to each Lender, each Secondary Lender and each Direct Lender;

Fifth, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each such Secured Party.

The Program Agent shall, once the Program Termination Date has occurred, remit the remaining excess Proceeds which it had received from the sale or disposition of the Pledged Collateral to the Borrower’s Account.

(b) For purposes of determining the application to be made of such monies and other cash proceeds by the Program Agent to other Secured Parties pursuant to this Section 7.03, the Program Agent may rely exclusively upon a certificate or other statement of such Secured Party setting forth in reasonable detail the amount then owing to such Secured Party. The Program Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; provided, however, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

SECTION 7.04. Rights and Remedies upon Event of Default.

(a) The Program Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Program Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Pledged Collateral and any Loan Documents relating to the Pledged Collateral to the Program Agent or its designees and otherwise give all instructions and entitlement orders to the Custodian regarding the Pledged Collateral; (iii) sell or otherwise dispose of the Pledged Collateral, all without judicial process or proceedings; (iv) take control of the Proceeds of any such Pledged Collateral; (v) subject to the provisions of the applicable Loan Documents, exercise any consensual or voting rights in respect of the Pledged Collateral; (vi) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Pledged Collateral; (vii) enforce the Borrower’s rights and remedies under the Custodial Agreement with respect to the Pledged Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Pledged Collateral; (ix) require that the Borrower and the Custodian promptly take action to liquidate the Pledged Collateral to pay amounts due and payable in respect of the Borrower Obligations; (x) remove from the Borrower’s, the Adviser’s and their respective agents’ place of business all books, records and documents relating to the Pledged Collateral unless copies thereof shall have been provided to the Program Agent which copies of such books and records shall thereafter be deemed to be originals thereof; and/or (xi) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Pledged Collateral to make payments in respect thereof directly to the Program Agent’s Account; (xii) at the request of the Program Agent execute all documents and agreements which are necessary or appropriate to have the Pledged Collateral which constitutes Loan Assets to be assigned to the Program Agent or its designee; and (xiii) endorse the name of the Borrower upon any items of payment relating to the Pledged Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through (xiii) of this Section 7.04(a) the Borrower hereby irrevocably appoints the Program Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Program Agent or in the name of the Borrower or otherwise, for the use and benefit of the Program Agent, but at the cost and expense of the Borrower and with notice to the Borrower.

(b) All sums paid or advanced by the Program Agent in connection with the foregoing and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable outside attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Program Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

SECTION 7.05. Remedies Cumulative.

Each right, power, and remedy of the Program Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Program Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

SECTION 7.06. Enforcement of Remedies under the Custodial Agreement and Loan Documents.

(a) The Borrower agrees that it shall, (i) during the continuance of a Default or an Event of Default, upon the request of the Program Agent (and at the Borrower’s own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for any material breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Pledged Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to the Pledged Collateral. The Borrower, shall at all times enforce its rights and remedies under the Custodial Agreement and the Loan Documents with the same degree of care and diligence that it would exercise if this Agreement had not been entered into; provided, that, during the continuance of a Default or an Event of Default, the Borrower shall not, in enforcing such rights and remedies, settle any claim against the Custodian without the prior written consent of the Program Agent (which consent shall not be unreasonably withheld or delayed).

(b) The Borrower agrees that to the extent not expressly prohibited by the terms of the related Loan Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Program Agent promptly forward to the Program Agent and each Direct Lender all information and notices which it receives under or in connection with the Loan Documents relating to the Pledged Collateral, and (ii) act and refrain from acting, in respect of any request, act, decision or vote under the Loan Documents relating to the Pledged Collateral only in accordance with the direction of the Program Agent.

ARTICLE VIII

THE PROGRAM AGENT

SECTION 8.01. Authorization and Action.

Each of the Secured Parties hereby irrevocably appoints Citibank, N.A. as the Program Agent and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Citibank, N.A. hereby accepts such appointment as Program Agent. The Program Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Program Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Program Agent shall be read into this Agreement or any other Program Document or otherwise exist for the Program Agent. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Program Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders; provided, however, that the Program Agent shall not be required to take any action which exposes the Program Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law. Each Secured Party agrees that in any instance in which the Program Documents provide that the Program Agent’s consent may not be unreasonably withheld, provide for the exercise of the Program Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions to the Program Agent withhold its consent or exercise its discretion in an unreasonable manner.

SECTION 8.02. Delegation of Duties.

The Program Agent may execute any of its duties under this Agreement and each other Program Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03. Program Agent’s Reliance, Etc.

Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Adviser) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender, any Secondary Lender, any Direct Lender or any other Person and shall not be responsible to any Lender, any Secondary Lender, any Direct Lender or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents or any Loan Documents on the part of the Borrower, the Adviser, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower or the Adviser; (iv) shall not be responsible to any Lender, any Secondary Lender, any Direct Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.04. Indemnification.

Each of the Secondary Lenders and Direct Lenders agrees to indemnify and hold the Program Agent harmless (to the extent not reimbursed by or on behalf of the Borrower) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Program Document or any action taken or omitted by the Program Agent under this Agreement or any other Program Document; provided, that no Secondary Lender or Direct Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each of the Secondary Lenders and Direct Lenders agrees to reimburse the Program Agent promptly upon demand for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Program Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) or legal advice in respect of rights or responsibilities under this Agreement or the other Program Documents, to the extent that the Program Agent is not reimbursed for such expenses by or on behalf of the Borrower. Each Secondary Lender and Direct Lender shall be obligated to pay its Proportionate Share of all amounts payable to the Program Agent under this Section 8.04. As used in this Section 8.04, the term “Proportionate Share” in respect of any Secondary Lender or Direct Lender means the fraction, expressed as a percentage, the numerator of which is the Secondary Lender Commitment or Direct Lender Commitment of such Secondary Lender or Direct Lender, as the case may be, and the denominator of which is the Total Commitment.

SECTION 8.05. Successor Program Agent.

The Program Agent may, upon thirty (30) days’ notice to the Borrower, the Conduit Lenders, the Secondary Lenders and the Direct Lenders, resign as Program Agent. If the Program Agent shall resign, then the Majority Lenders during such thirty (30) day period shall appoint from among the Secondary Lenders and the Direct Lenders a successor program agent. If for any reason a successor program agent is not so appointed and does not accept such appointment during such thirty (30) day period, the Program Agent may appoint a successor program agent. Any resignation of the Program Agent shall be effective upon the appointment of a successor program agent pursuant to this Section 8.05 and the acceptance of such appointment by such successor. After the effectiveness of any retiring Program Agent’s resignation hereunder as Program Agent, the retiring Program Agent shall be discharged from its duties and obligations hereunder and under the other Program Documents and the provisions of this Article VIII and Section 9.04 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Program Agent under this Agreement and under the other Program Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. No Waiver; Modifications in Writing.

(a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by each of the Borrower, the Conduit Lenders, the Majority Lenders and the Program Agent. The Program Agent shall give written notice to S&P prior to the effectiveness of any material amendment or modification of this Agreement. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding the foregoing, in no event shall the Direct Lender Commitment of any Direct Lender be extended or increased without the written consent of such Direct Lender.

(b) Notwithstanding anything in Section 9.01(a) of this Agreement to the contrary, the Program Agent agrees that it shall not, without the prior written consent of each affected Direct Lender:

(i)	amend, modify or waive (or consent to any amendment, waiver or modification of) any provision of this Agreement or any other Program Document which in any way would:

(A) reduce the outstanding principal balance of the Advances or the amount of principal or interest that is payable in respect of the Advances made by such Direct Lender or delay any scheduled date for payment thereof, or

(B) impair any rights expressly granted to such Direct Lender under any Program Document, or

(C) reduce the fees, indemnities or other amounts payable under the Program Documents to or for the account of any Direct Lender, or out of which fees, indemnities or other amounts to such Direct Lender shall be paid, or delay the dates on which such fees, indemnities or other amounts are payable, or

(D) change the definition of Aggregate Custodian’s Advance Amount, Asset Coverage Test, Asset Value, Advance Rate (including Schedule III hereto), Borrowing Base, Borrowing Base Eligible Asset, Borrowing Base Excess Amount, Borrowing Base Test, Adjusted Asset Value, Class A Bond Assets, Class A CDS, Class A Loan Asset, Class B Bond Assets, Class B CDS, Class B Loan Asset, Class C Bond Assets, Class C CDS, Class D Bond Assets, Class D CDS, Credits Outstanding, Custodian’s Overdraft Advances, Distressed Asset, Eligible Bond Assets, Eligible CDX, Eligible Collateral, Eligible Commercial Paper Note, Eligible Credit Default Swaps, Eligible Debt Securities, Eligible DIP Asset, Eligible Foreign Currency Asset, Eligible Government Security, Eligible LCDX, Eligible Loan Asset, Eligible Second Lien Loan Asset, Eligible Swap Counterparty, Foreign Asset, Foreign Currency Asset, Industry Class, Leverage Ratio, Loan Asset, Majority Lenders, Non-OECD Asset, OECD Country, or Value, or

(E) amend any provision of any Program Document which by the express terms of such provision requires the consent of all of the Secondary Lenders or Direct Lenders to any waiver of such provision or requires the consent of all Secondary Lenders or Direct Lenders as a condition of the Borrower’s non-compliance with such provision, or

(F) amend any provision of any Program Document in order to change the percentage of Secondary Lenders or Direct Lenders required for any consent, waiver or amendment to such provision, or

(ii)	amend or waive this Section 9.01(b); or

(iii)	amend or waive any Default or Event of Default or similar event relating to the bankruptcy of the Borrower or any Affiliate of the Borrower.

SECTION 9.02. Notices, Etc.

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Conduit Lender:	CIESCO, LLC
c/o Citibank, N.A.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Portfolio Management
Telephone No.: (212) 816-0002
Facsimile No.: (212) 816-0270

If to the Program Agent:	Citibank, N.A.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Portfolio Management
Telephone No.: (212) 816-0002
Facsimile No.: (212) 816-0270

If to Citibank:	Citibank, N.A.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention: Portfolio Management
Telephone No.: (212) 816-0002
Facsimile No.: (212) 816-0270

If to the Direct Lender:	State Street Bank and Trust Company
100 Huntington Avenue
Copley Place Tower 2, Floor 4
Boston, MA 02116
Attention: Karen Gallagher
Telephone No.: (617) 937-8828
Facsimile No.: (617) 988-9535

If to the Borrower:	Invesco Van Kampen Dynamic Credit Opportunities Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555
Attention: Mina Rantisi
Telephone No.: (630) 684-6002
Facsimile No.: (630) 684-6587

If to S&P:	Standard & Poor’s Ratings Group
55 Water Street
New York, New York 10041
Attention: CDO Leveraged Fund Surveillance
Telephone No.: (212) 438-5056
Email: CDOLeveragedFundSurveillance@sandp.com

SECTION 9.03. Taxes.

(a) Any and all payments by the Borrower under this Agreement or any other Program Document to which it is a party shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income, profits and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising solely out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Program Document to which it is a party to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Program Document to which it is a party or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Program Document to which it is a party (hereinafter referred to as “Other Taxes”).

(c) The Borrower will indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) (other than such as are the result of such Person’s action or failure to take action) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

(d) Within thirty (30) days after the date of receiving a receipt for any payment of Taxes or Other Taxes, the Borrower will furnish to the Program Agent and the Direct Lenders the original or a copy of a receipt evidencing payment thereof.

(e) With respect to an assignment or appointment of a successor program agent, the assignee or successor program agent (including such that is already a party to this Agreement) shall not be entitled to increased amounts or Other Taxes pursuant to this Section 9.03 in excess of the amount to which its transferor or predecessor, as the case may be, was entitled.

(f) To the extent legally entitled to do so, each Secured Party and participant shall provide to the Borrower and Program Agent (as applicable) such forms or other certifications at such time(s) and in such manner(s) as will permit payments to be made under this Agreement without deduction for, or at a reduced rate of, withholding taxes.

(g) If any Secured Party determines, in its sole discretion, that it has actually received or realized any refund or tax, any reduction of, or credit against, its tax liabilities or otherwise recovered any amount that would not have been received, realized or recovered but for any deduction or withholding, or payment of any additional amount, by the Borrower pursuant to this Section 9.03 or Section 2.08, then so long as no Default or Event of Default shall have occurred and be continuing, such Secured Party shall reimburse the Borrower an amount that the Secured Party shall, in its sole discretion, determine is equal to the net benefit after tax, and net of all expenses incurred by the Secured Party in connection with its receipt or realization of such refund, reduction, credit or recovery; provided, that nothing in this paragraph (g) shall require any Secured Party to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). The Borrower shall return such amount to the applicable Secured Party in the event that the Secured Party is subsequently required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities.

(h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the termination of this Agreement and the payment in full of principal and Yield hereunder until the expiration of all applicable statutes of limitation.

SECTION 9.04. Costs and Expenses; Indemnification.

(a) The Borrower agrees to promptly pay on written demand all reasonable costs and expenses (excluding any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed, levied, collected, withheld or assessed) of each of the Secured Parties, in connection with the preparation, review, negotiation, reproduction, execution, delivery, modification, amendment and enforcement of this Agreement and the other Program Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel for the Secured Parties with respect thereto and with respect to advising the Secured Parties, as to its rights, remedies and responsibilities under this Agreement and the other Program Documents to which the Borrower is a party, UCC filing fees, the fees of S&P, Moody’s or any other rating agency that rates the promissory notes of any Conduit Lender in connection with the review and evaluation of the Facility, periodic auditing expenses incurred in connection with clauses (h) and (i) of Section 5.01 and all other related fees and expenses.

(b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel), but excluding in all cases any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, in each case, now or hereafter imposed levied, collected, withheld or assessed (collectively the “Liabilities”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any Loan Document or any other Program Document to which the Borrower is a party or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document to which the Borrower is a party or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower contained in any Program Document to which the Borrower is a party; (iii) any representation or warranty made or deemed made by the Borrower contained in any Program Document to which the Borrower is a party or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected (subject to the Lien of the Custodian securing the Custodian’s Overdraft Advances to the extent permitted by Section 5.02(o) and other Permitted Liens) security interest in all of the Pledged Collateral; (vi) any action or omission, not expressly authorized by the Program Documents to which the Borrower is a party, by the Borrower which has the effect of reducing or impairing the Pledged Collateral or the rights of the Program Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default relating to the Borrower; (viii) any claim that any Secured Party has assumed any obligation or liability of the Borrower under any Loan Document or otherwise; and (ix) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents to which the Borrower is a party; except, in each case above, to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct.

(c) For the avoidance of doubt, neither the payment of any Liability by the Borrower under Section 9.04(b) nor the terms of Section 9.04(b) shall be deemed to limit any right or cause of action the Borrower may have against any Indemnified Party or any Other Person. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

SECTION 9.05. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 9.06. Assignability.

(a) This Agreement and each Conduit Lender’s rights and obligations herein (including the outstanding Advances) shall be assignable by such Conduit Lender to an Eligible Assignee; provided, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event not be required if an Event of Default shall have occurred and be continuing) such Conduit Lender shall not assign its obligations under this Agreement to any Person other than to a U.S. Affiliate which is a special purpose entity that issues commercial paper; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent within five (5) Business Days after having received notice thereof. Each such assignor shall notify the Program Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Pledged Collateral, furnished to such assignor by or on behalf of the Borrower or by the Program Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities. Notwithstanding the foregoing, without the consent of the Borrower, the Conduit Lenders may, pursuant to the Asset Purchase Agreement or otherwise, sell, assign, transfer and convey all or any portion of the Advances maintained by the Conduit Lenders, together with all rights hereunder and under the Program Documents in respect thereof, to any bank or financial institution which is also a Secondary Lender of such Conduit Lender.

(b) Each Secondary Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default shall have occurred and be continuing), assign to any Eligible Assignee or to any other Secondary Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by it); provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is an existing Secondary Lender or a U.S. Affiliate of an existing Secondary Lender; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent and such Secondary Lender within five (5) Business Days after having received notice thereof. The parties to each such assignment shall execute and deliver to the Program Agent an Assignment and Acceptance. Notwithstanding the foregoing, each Secondary Lender may assign or pledge or grant a security interest in any or all of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower.

(c) Each Direct Lender may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall, in any event, not be required if an Event of Default shall have occurred and be continuing), assign to any Eligible Assignee or to any existing Secondary Lender or Direct Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Direct Lender Commitment and the outstanding Advances or interests therein owned by it); provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is an existing Direct Lender, Secondary Lender or a U.S. Affiliate of an existing Direct Lender or Secondary Lender; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent and such Direct Lender within five (5) Business Days after having received notice thereof. The parties to each such assignment shall execute and deliver to the Program Agent a Direct Lender Assignment and Acceptance. Notwithstanding the foregoing, each Direct Lender may assign or pledge or grant a security interest in any or all of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower.

(d) The Program Agent may, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required if an Event of Default has occurred and is continuing), assign this Agreement and its rights and obligations hereunder; provided, that the Borrower’s consent to any such assignment shall not be required if the assignee is a U.S. Affiliate of the Program Agent; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent within five (5) Business Days after having received notice thereof.

(e) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and the Direct Lenders.

(f) The Borrower acknowledges and agrees that each Lender’s (other than a Conduit Lender), each Secondary Lender’s and each Direct Lender’s source of funds may derive in part from its participants. Accordingly, references in Sections, 2.07, 2.08, 2.09, 9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lender, the Secondary Lenders and the Direct Lenders shall be deemed also to include those of each of its participants; provided, that no participant shall be entitled to any amount under any such Sections or provisions, which is greater than the amount the related Lender, Secondary Lender or Direct Lender, as the case may be, would have been entitled to under any such Sections or provisions if the applicable participation had not occurred; provided, further, that although the Lenders, the Secondary Lenders and the Direct Lenders may grant participations, (i) any such participant shall not constitute a Lender, a Secondary Lender or a Direct Lender, (ii) the Lenders, the Secondary Lenders and the Direct Lenders shall remain the holders of their respective Advances for all purposes hereunder, and (iii) the Borrower shall continue to deal solely and directly with such Lender, Secondary Lender or Direct Lender in connection with such Lender’s, Secondary Lender’s or Direct Lender’s respective rights and obligations under this Agreement.

(g) The Program Agent shall maintain at its address specified in Section 9.02 or such other address as the Program Agent shall designate in writing to its related Lenders, Secondary Lenders and Direct Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance or Direct Lender Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of such Secondary Lenders, their Secondary Lender Commitments, the Direct Lenders, their Direct Lender Commitments, effective dates and Stated Expiration Dates, and the aggregate outstanding principal amount of the outstanding Advances made by each such Secondary Lender or Direct Lender under this Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Program Agent, the Secondary Lenders and the Direct Lenders shall treat each Person whose name is recorded in the Register as a Secondary Lender or a Direct Lender, as the case may be, as a Secondary Lender or Direct Lender, as applicable, hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Secondary Lender or any Direct Lender at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.07. Governing Law.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

SECTION 9.08. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.09. Confidentiality.

(a) The Borrower agrees that it shall (i) keep this Agreement, the Control Agreement, the Fee Letters, the Letter Agreement, the proposal relating to the structure of the facility contemplated by this Agreement (the “Facility”), any analyses, computer models, information or document prepared by the Program Agent, any Direct Lender or any of their respective Affiliates in connection with the Facility, the Program Agent’s, any Direct Lender’s or any of their Affiliate’s written reports to the Borrower, the Adviser or any of their respective Affiliates and any related written information (collectively, the “Product Information”) confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who may have a need to know or review such Product Information for the purpose of assisting in the negotiation, evaluation, completion and administration of the Facility; (ii) use the Product Information only in connection with the Facility and not for any other purpose; and (iii) cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply. The Borrower shall not disclose Product Information to any third-party for the purpose of enabling such third-party to provide senior debt to the Borrower.

The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative or that is required to be disclosed by applicable law or regulation or is requested by any Authority with jurisdiction over the Borrower, the Adviser, any Borrower Representative or any of their respective Affiliates, it being understood that any such disclosure or filing shall not relieve the Borrower, the Adviser, any of their respective Affiliates or any Borrower Representative of any of its obligations under this Section 9.09(a). Each of the Borrower and the Adviser agree that if any Product Information is required by applicable law or regulation to be included by it in any filing with the SEC or any other Authority it shall, in consultation with the Program Agent and the Direct Lenders, use its reasonable best efforts to “black-out” all information which is not necessary under applicable law or regulation to be included in such filing which the Program Agent deems is of a sensitive nature and in no event shall the Fee letter or the Investor Report be disclosed in any such filing.

(b) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Adviser and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the “Borrower Information”) confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the “Secured Party Representatives”), to providers of program-wide credit enhancement for any Conduit Lender, and to S&P, Moody’s or any other rating agency that rates the promissory notes of any Conduit Lender which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b).

The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative or that is required to be disclosed by applicable law or regulation or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of its Affiliates.

Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Representative to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(b).

(c) Notwithstanding anything in this Section 9.09 to the contrary, the parties hereto (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case within the meaning of Treasury Regulation Section 1.6011-4) of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such tax treatment and tax structure of the Facility, other than any information for which non-disclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 9.10. Merger.

The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

SECTION 9.11. No Proceedings.

Each of the parties to this Agreement and each assignee of any Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in Section 6.01(f) so long as any commercial paper or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding. The obligations of each Conduit Lender under and in connection with this Agreement and the other Program Documents are solely the obligations of such Conduit Lender. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any Conduit Lender or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

Notwithstanding anything to the contrary contained herein, the obligations of each Conduit Lender under this Agreement are solely the corporate obligations of such Conduit Lender and, in the case of obligations of such Conduit Lender other than the commercial paper notes of such Conduit Lender, shall be payable at such time as funds are received by or are available to such Conduit Lender in excess of funds necessary to pay in full all of such Conduit Lender’s outstanding commercial paper notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 1010 of Title 11 of the United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all of such Conduit Lender’s commercial paper notes and other senior indebtedness.”

SECTION 9.12. Survival of Representations and Warranties.

All representation and warranties made hereunder, in the other Program Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

SECTION 9.13. Loan Documents.

No obligation or liability of the Borrower is intended to be assumed by the Program Agent or any other Secured Party under or as a result of this Agreement or the other Program Documents, and the transactions contemplated hereby and thereby, including, without limitation, under any Loan Document and, to the maximum extent permitted under provisions of law, the Program Agent and the other Secured Parties expressly disclaim any such assumption.

If an Event of Default under Section 6.01(f) in respect of the Borrower shall have occurred and is continuing or the Program Agent shall have delivered a Notice of Exclusive Control to the Custodian, and such notice has not been revoked by the Program Agent, the Borrower will use its best efforts to obtain and give all necessary consents under all Loan Documents relating to any Pledged Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including without limitation, to permit the Pledged Collateral which constitutes Loan Assets to be assigned to the Program Agent or its designees. In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Pledged Collateral in connection with the foregoing. The Program Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Pledged Collateral which constitutes Loan Assets after the occurrence and during the continuance of an Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.

The Program Agent agrees that if it would be prevented from reviewing any Loan Document relating to an Eligible Debt Security in connection with the exercise of its rights under Section 5.01(i) or Section 7.04, as a result of any confidentiality agreement entered into by the Borrower in respect thereof, and if it’s review of such Loan Documents would be permitted if it agrees to maintain the confidentiality of such Loan Documents in accordance with the terms of such confidentiality agreement (each such confidentiality agreement a “Subject Confidentiality

Agreement”), the Program Agent hereby agrees to abide by the terms of such Subject Confidentiality Agreement in respect of such Loan Documents.

SECTION 9.14. Submission to Jurisdiction; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 9.15. E-Mail Reports.

Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Program Agent (the “Recipient”), transmit Investor Reports to the Program Agent by electronic mail (each an “E-Mail Report”). Each E-Mail Report shall be formatted as the Recipient may reasonably designate from time to time. Each E-Mail Report shall be sent to the Recipient at an electronic mail address designated by the Recipient, and the executed “summary sheet” for each E-Mail Report shall be transmitted via facsimile transmission to the Recipient at the facsimile numbers specified for the Recipient in Section 9.02.

SECTION 9.16. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT TO WHICH THE BORROWER IS A PARTY OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

SECTION 9.17. Several Obligations.

Except for the commitment of the Secondary Lenders to make Advances if their related Conduit Lender has declined to make an Advance to the extent expressly required by Section 2.02, no Lender, Direct Lender or Secondary Lender shall be responsible for the failure of any other Lender, Direct Lender or Secondary Lender to make any Advance or to perform any obligation on this Agreement or any other Program Document. The Program Agent shall not have any liability to the Borrower, any Lender or any Secondary Lender or any Direct Lender for the Borrower’s, any Lender’s, any Secondary Lender’s or any Direct Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Program Document.

SECTION 9.18. Limitation of Liability.

No claim may be made by the Borrower or any other Person against the Program Agent, any Lender, any Direct Lender or any Secondary Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory or liability arising out of or related to the transactions contemplated by this Agreement or any other Program Document, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

As provided for in Section 8.1 of the Declaration of Trust, made as of March 15, 2007, as amended on May 17, 2007, and as subsequently amended, of the Borrower (under which the Borrower is organized as a statutory trust under the laws of the State of Delaware), the shareholders, trustees, officers, employees and other agents of the Borrower shall not personally be bound by or liable for the matters set forth herein or in any other Program Document, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or under any other Program Document.

SECTION 9.19. USA PATRIOT Act Notice.

Each of the Lenders and the Direct Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Direct Lender to identify the

Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its subsidiaries, if any, to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Direct Lender in order to assist such Lender in maintaining compliance with the Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND,
as Borrower

By:	/s/ John M. Zerr
Name:
Title:

CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A.,

By:
Name:
Title:

CITIBANK, N.A., as Program Agent

By:
Name:
Title:

CITIBANK, N.A., as Secondary Lender

By:
Name:
Title:
Secondary Lender Percentage: 100%
Secondary Lender Commitment: $210,000,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND,
as Borrower

By:
Name:
Title:

CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A.,

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President
Securitization
388 Greenwish Street, 10th Floor
212-818-6777

CITIBANK, N.A., as Program Agent

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President
Securitization
388 Greenwish Street, 10th Floor
212-818-6777

CITIBANK, N.A., as Secondary Lender

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President
Securitization
388 Greenwish Street, 10th Floor
212-818-6777
Secondary Lender Percentage 100%
Secondary Lender Commitment: $210,000,000

STATE STREET BANK AND TRUST COMPANY
as Direct Lender

By:	/s/ Janet B. Nolin
Name:	Janet B. Nolin
Title:	Vice President
Direct Lender Commitment: $140,000,000

SCHEDULE I

FORM OF INVESTOR REPORT

Annex A

to

Schedule I

Investor Report Officer’s Certificate

The undersigned,                      , [INSERT TITLE] of Invesco Van Kampen Dynamic Credit Opportunities Fund (the “Borrower”) pursuant to Section 5.01(e) of that certain Revolving Credit and Security Agreement, dated as of August 20, 2010, among the Borrower, CIESCO LLC, Citibank, N.A., State Street Bank and Trust Company, the other banks and financial institutions parties thereto, and Citibank, N.A., as program agent (the “Program Agent”), as the same may be amended, modified or supplemented from time to time (the “Credit Agreement”), hereby certifies that to the undersigned’s actual knowledge:

1.	Except as expressly disclosed in writing to the Program Agent and the Direct Lenders, no event has occurred and is continuing which would constitute a Default or an Event of Default.

2.	Except as expressly disclosed in writing to the Program Agent and the Direct Lenders, as of the date hereof, the Borrower is in compliance with the Borrowing Base Test, the Asset Coverage Test, and the Leverage Ratio requirements set forth in Section 5.02(q).

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:

Name:
Title:

SCHEDULE II

PAYMENT ACCOUNTS

Program Agent’s Account Citibank, N.A., as Program Agent:	The special account (Acct. No. 4063-6636, ABA No. 021000089) of Citibank, N.A., as Program Agent maintained at the offices of Citibank, N.A. at 399 Park Avenue, New York, New York.

Direct Lender’s Account State Street Bank and Trust Company, as Direct Lender	The account (Acct. No. 0006-3321, ABA No. 011-00- 0028) of State Street Bank and Trust Company, maintained with State Street Bank and Trust Company at Boston, MA.

Borrower’s Account	The account (Acct. No. 00298950, ABA No. 011-00- 0028) of Invesco Van Kampen Dynamic Credit Opportunities Fund maintained with State Street Bank and Trust Company at Quincy, MA.

SCHEDULE III

LIST OF ADVANCE RATES

Rating Categories		Percentage
1.	Cash	100%
2.	Assets which are Eligible Government Securities and which mature in one (1) day	100%
3.	Assets which are Eligible Government Securities and which mature in five (5) years or less, but more than one (1) day	90%
4.	Eligible Commercial Paper Notes	90%
5.	Class A Loan Assets	80%
6.	Class B Loan Assets	75%
7.	Eligible Second Lien Loan Assets	65%
8.	Class A Bond Assets	75%
9.	Class B Bond Assets	70%
10.	Class C Bond Assets	65%
11.	Class D Bond Assets	60%
12.	Eligible DIP Assets	35%
13.	Class A CDS	75%
14.	Class B CDS	70%
15.	Class C CDS	65%
16.	Class D CDS	60%
17.	Eligible LCDX	70%
18.	Eligible CDX	60%

SCHEDULE IV

INDUSTRY CLASSIFICATIONS

Aerospace & Defense

Air transport

Automotive

Beverage & Tobacco

Radio & Television

Building & Development

Business equipment & services

Cable & satellite television

Chemicals & plastics

Closing/textiles

Conglomerates

Containers & glass products

Cosmetics/toiletries

Drugs

Ecological services & equipment

Electronics/electrical

Equipment leasing

Farming/agriculture

Financial Intermediaries

Food/drug retailers

Food products

Food service

Forest products

Health care

Home furnishings

Lodging & casinos

Industrial equipment

Leisure goods/activities/movies

Nonferrous metals/minerals

Oil & gas

Publishing

Rail industries

Retailers (except food & drug)

Steel

Surface transport

Telecommunications

Utilities

Mortgage REITs

Equity REITs and REOCs

Life Insurance

Health Insurance

Property & Casualty Insurance

Diversified Insurance

EXHIBIT A

[FORM OF ADVANCE NOTE]

$	,

FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement defined below) of each Advance made by the [Conduit Lender] [Secondary Lender] [Direct Lender] to the undersigned (the “Borrower”) pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of [INSERT NAME OF CONDUIT LENDER OR SECONDARY LENDER OR DIRECT LENDER] (together with its successors and assigns the [”Conduit Lender”] [”Secondary Lender”] [”Direct Lender”]) the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid balance of said principal Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Conduit Lender] [Secondary Lender] [Direct Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

This promissory note is an Advance Note referred to in the Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, modified, or supplemented, the “Credit Agreement”) among the Borrower, [the Conduit Lender], [Insert name of other Conduit Lender], [Secondary Lender], [Insert name of other Secondary Lender], [Direct Lender], the other banks and financial institutions parties thereto, and Citibank, N.A., as program agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Conduit Lender] [Secondary Lender] [Direct Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Conduit Lender] [Secondary Lender] [Direct Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

INVESCO VAN KAMPEN DYNAMIC CREDIT
OPPORTUNITIES FUND

By:
Name:
Title:

SCHEDULE I

TO EXHIBIT A

This Advance Note evidences Advances made by [INSERT NAME OF CONDUIT LENDER, SECONDARY LENDER OR DIRECT LENDER], (the [“Conduit Lender”] [“Secondary Lender”] [“Direct Lender”]) under the Revolving Credit and Security Agreement dated as of August 20, 2010 among Invesco Van Kampen Dynamic Credit Opportunities Fund, the [Conduit Lender], [Insert name of other Conduit Lender], [Secondary Lender], [Insert name of other Secondary Lender], [Direct Lender], the other banks and financial institutions parties thereto, and Citibank, N.A., as program agent, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT ADVANCED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

EXHIBIT B

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

[ADDRESS]

Citibank, N.A.,

as Program Agent

[ADDRESS]

State Street Bank and Trust Company, as Direct Lender[ADDRESS]

NOTICE OF BORROWING

This Notice of Borrowing is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement dated as of August 20, 2010, among CIESCO, LLC, as lender (the “Conduit Lender”), Citibank, N.A., State Street Bank and Trust Company, the bank lenders parties thereto, Citibank, N.A., as program agent, and Invesco Van Kampen Dynamic Credit Opportunities Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

1. The Borrower hereby requests that on                    ,     (the “Borrowing Date”) it receive Advances under the Credit Agreement in an aggregate principal amount of                      Dollars ($        ) (the “Requested Amount”), which such amount shall be applied in accordance with Schedule I hereto. The portion of this Advance that shall be made by a Direct Lender shall be [a Direct Lender Eurodollar Rate Advance with a Settlement Period of [one day][one week][[one][two][three] months]][a Direct Lender Alternate Base Rate Advance].

2. The Borrower hereby gives notice of its request for such Advances to the Program Agent and the Direct Lender pursuant to Section 2.02 of the Credit Agreement and requests the Direct Lenders and the a Conduit Lenders or the Secondary Lenders remit, or cause to be remitted, the proceeds thereof to [the Borrower’s Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the conditions precedent to the making of the proposed Advance set forth in Section 3.02 of the Credit Agreement have been fully satisfied; and (iv) immediately after giving effect to such advance the Borrowing Base Test, the Asset Coverage Test, and the Leverage Ratio requirements set forth in Section 5.02(q) will be complied with and not more than 20% of its Assets is represented by Margin Stock.

2

WITNESS my hand on this      day of                     ,     .

INVESCO VAN KAMPEN DYNAMIC CREDIT
OPPORTUNITIES FUND,

By:
Name:
Title:

SCHEDULE I

Conduit Lender Related Commitment $

Direct Lender Related Commitment $

EXHIBIT C

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of August 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CIESCO, LLC (together with its successors and assigns, the “Conduit Lender”), the banks and financial institutions from time to time parties thereto as secondary lenders (the “Secondary Lenders”), STATE STREET BANK AND TRUST COMPANY (together with its successors and assigns, the “Direct Lender”), CITIBANK, N.A., as program agent (in such capacity, together with its successors and assigns, the “Program Agent”), and INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND (together with its permitted successors and assigns, the “Borrower”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s Secondary Lender Commitment and Secondary Lender Percentage and the Assignor’s portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Secondary Lender Commitment” and the Assignee’s “Secondary Lender Percentage” will be as set forth on Schedule I hereto.

2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Custodian, the Adviser or any other Person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Program Agent, the Assignor, any Conduit Lender, any Direct Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Program Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Program Agent with two Internal Revenue Service forms W-8ECI (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person’s trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Code).

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Program Agent for acceptance and recording by the Program Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Program Agent, unless a later effective date is specified on Schedule I hereto.

5. Upon such acceptance and recording by the Program Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

6. Upon such acceptance and recording by the Program Agent, from and after the Effective Date, the Program Agent shall make all payments to be made by it under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and

2

Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

3

Schedule I

Secondary Lender Percentage interest transferred by Assignor:		%

Assignee’s “Secondary Lender Commitment” on and after the Effective Date:	$

Assignee’s “Secondary Lender Percentage” on and after the Effective Date:			%

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor,

By:
Authorized Signatory,

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:
Authorized Signatory

Accepted, Consented to and Acknowledged this day of ,

CITIBANK, N.A., as Program Agent

By:
Authorized Signatory

[INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

By:	]*
Authorized Signatory

*	If required pursuant to Section 9.06(b).

4

EXHIBIT D

DIRECT LENDER ASSIGNMENT AND ACCEPTANCE

Reference is made to the Revolving Credit and Security Agreement dated as of August 20, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CIESCO, LLC (together with its successors and assigns, the “Conduit Lender”), the banks and financial institutions from time to time parties thereto as secondary lenders (the “Secondary Lenders”), STATE STREET BANK AND TRUST COMPANY (together with its successors and assigns, the “Direct Lender”), CITIBANK, N.A., as program agent (in such capacity, together with its successors and assigns, the “Program Agent”), and INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND (together with its permitted successors and assigns, the “Borrower”). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s Direct Lender Commitment and the Assignor’s portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Direct Lender Commitment” will be as set forth on Schedule I hereto.

2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Pledged Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Custodian, the Adviser or any other Person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Direct Lender Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Program Agent, the Assignor, any Conduit Lender, any Direct Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Program Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Direct Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Program Agent with two Internal Revenue Service forms W-8ECI (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person’s trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Code).

4. Following the execution of this Direct Lender Assignment and Acceptance, it will be delivered to the Program Agent for acceptance and recording by the Program Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Program Agent, unless a later effective date is specified on Schedule I hereto.

5. Upon such acceptance and recording by the Program Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Direct Lender Assignment and Acceptance, have the rights and obligations of a Direct Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Direct Lender Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

6. Upon such acceptance and recording by the Program Agent, from and after the Effective Date, the Program Agent and the Borrower shall make all payments to be made by each of them under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7. This Direct Lender Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Direct Lender Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when

2

so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Direct Lender Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Direct Lender Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

3

Schedule I

Direct Lender Percentage Interest transferred by Assignor:		%

Assignee’s “Direct Lender Commitment” on and after the Effective Date:	$

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor,

By:
Authorized Signatory,

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:
Authorized Signatory

Accepted, Consented to and Acknowledged this day of ,

CITIBANK, N.A., as Program Agent

By:
Authorized Signatory

[INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

By:	]*
Authorized Signatory

*	If required pursuant to Section 9.06(c).

4

EXHIBIT E

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

[ADDRESS]

State Street Bank and Trust Company

as Direct Lender

[ADDRESS]

Citibank, N.A.,

as Program Agent

[ADDRESS]

NOTICE OF CONVERSION OR CONTINUATION

This Notice of Conversion or Continuation is made pursuant to Section 2.06 of that certain Revolving Credit Agreement dated as of August 20, 2010 among the conduit lenders parties thereto, the direct lenders parties thereto, the secondary lenders parties thereto, Citibank, N.A., as program agent (the “Program Agent”) and Invesco Van Kampen Dynamic Credit Opportunities Fund, as borrower (the “Borrower”) (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

$         of the currently outstanding principal amount of the Advances originally made on                      by                     , as a Direct Lender.

All currently being maintained as [Direct Lender Eurodollar Rate Advances/Direct Lender Alternate Base Rate Advances].

Be [converted into/continued as] [Direct Lender Eurodollar Rate Advances with a Settlement Period of [one day][one week][[one][two][three] months]]/Direct Lender Alternate Base Rate Advances].

The Borrower certifies that (i) its representations and warranties contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default relating to it has occurred and is continuing under the Credit Agreement or will result from the proposed [conversion/continuation]; and (iii) it has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof.

WITNESS my hand on this     day of                      ,     .

INVESCO VAN KAMPEN DYNAMIC CREDIT
OPPORTUNITIES FUND,

By:
Name:
Title:

2